As filed with the Securities and Exchange Commission on
                  December 13, 2000 Registration No. 333-48438



                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

             PRE-EFFECTIVE AMENDMENT NO. 3 TO FORM S-3 ON FORM SB-2 REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                               ETRAVNET.COM, INC.

             (Exact name of registrant as specified in its charter)

   New York                 4724                561510            11-2602120
------------------  --------------------  ------------------ -------------------
 (State or other     (Primary Standard      (North American     (IRS Employer
Incorporation or         Industrial             Industry       Identification
  Organization)      Classification (SIC)    Classification     (EIN) Number)
                           Number             Number System
                                                ("NAICS")

                                    Copy To:

                              Carl N. Duncan, Esq.,
                           Duncan, Blum & Associates,
                 5718 Tanglewood Drive, Bethesda, Maryland 20817
                                 (301) 263-0200

        Approximate date of commencement of proposed sale to the public:
             As soon as practicable after the effective date of the
                             Registration Statement

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule462(c) under the Securities Act of 1933, check the following box and list the Securities Act Registration Statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


                                     CALCULATION OF REGISTRATION FEE
=============================================================================================================
 Title of Each Class       Amount to be        Proposed Maximum     Proposed Maximum         Amount of
 of Securities to be        Registered        Offering Price per   Aggregate Offering    Registration Fee *
      Registered                                   Share *               Price *
-------------------------------------------------------------------------------------------------------------
   Shares of Common      1,382,780 Shares           $4.25              $5,876,815            $1,551.47
        Stock
=============================================================================================================

* Based on the October 6, 2000 last reported sale price of ETRAVNET.COM, Inc. common shares on the NASD Over-the-Counter Bulletin Board ("OCTBB").

Note: Specific details relating to the fee calculation shall be furnished in notes to the table, including references to provisions of Rule 457 (Section
230.457 of this chapter) relied upon, if the basis of the calculated is not otherwise evident from the information presented in the table. If the filing fee is calculated pursuant to Rule 457(o) under the Securities Act, only the title of class of securities registered, proposed maximum aggregate offering price for that class of securities and the amount of registration fee need to appear in the Calculation of Registration Fee table. Any difference between the dollar amount of securities registered for such offerings and the dollar amount securities sold may be carried forward on a future registration statement pursuant to Rul429s under the Securities Act.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file the further amendment which specifically states that this registration statement shall therefore become effective in accordance with Section 8 (a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8 (a), may determine.

================================================================================
                                   PROSPECTUS
================================================================================

                               ETRAVNET.COM, INC.
              560 Sylvan Avenue, Englewood Cliffs, New Jersey 07632
                                 (800) 872-8638

      Selling Shareholders May Sell Up to 1,382,780 Shares of Common Stock


                               Company Information


     We engage in an active travel services business, both via franchise operations and online. Our shares are quoted on the NASD Over-the-Counter Bulletin Board ("OTCBB") under the symbol ETVT.



               Shares Which May Be Offered by Selling Shareholders


     We will not receive any proceeds from the 1,382,780 shares of common stock which may be offered by our selling shareholders. See "Selling Shareholders" and "Plan of Distribution."


       Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

       No one is authorized to give any information not contained in this prospectus in connection with this offering and, if given, you should not rely on this information. This prospectus should not be considered an offer to any person to whom such an offer would be unlawful.

       You should note there is substantial doubt about our ability to continue as a going concern. Carefully consider the risk factors beginning on page 6 of this prospectus.


================================================================================
                              January _____, 2001
================================================================================

                                TABLE OF CONTENTS


TITLE                                                                       PAGE

PROSPECTUS SUMMARY.............................................................3

EXECUTIVE SUMMARY..............................................................3

SELLING SHAREHOLDERS...........................................................4

PLAN OF DISTRIBUTION...........................................................6

RISK FACTORS...................................................................6

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS................................14

FIDUCIARY RESPONSIBILITY OF MANAGEMENT........................................15

THE BUSINESS..................................................................15

MANAGEMENT....................................................................23

CAPITALIZATION................................................................26

DILUTION......................................................................26

DIVIDENDS AND DISTRIBUTIONS...................................................26

DESCRIPTION OF SECURITIES.....................................................27

LEGAL MATTERS.................................................................28

EXPERTS.......................................................................28

WHERE YOU CAN FIND MORE INFORMATION...........................................28

INCORPORATION BY REFERENCE....................................................29

APPENDIX I...................................................................I-1

                               PROSPECTUS SUMMARY

        The following summary is qualified in its entirety by the more detailed information and financial statements appearing elsewhere or incorporated by reference in this prospectus. All references in this prospectus to shares of common stock are as of June 30, 2000, unless otherwise specified. prospective investors should carefully consider the information set forth under the heading "Risk Factors."

The Company

        ETRAVNET.COM, Inc. engages in an active travel services business, both via franchise operations and online. For a description of our current and prospective business activities, see "Executive Summary" and " The Business."

The Secondary Offering

Selling        Certain  shareholders  identified in this prospectus are offering
Shareholders   and selling their common shares of ETRAVNET. Selling shareholders may offer their shares through public or private transactions, on or off OTCBB or NASDAQ, at prevailing market prices, or at privately negotiated prices.

Market         Our shares are traded on the NASD Over-the-Counter Bulletin Board
Price          ("OTCBB")  under the symbol  "ETVT." On October 6, 2000, the last
               reported   sale   price  of  our   common   shares  on  the  NASD
               Over-the-Counter Bulletin Board (the "OTCBB") was $4.25 per share.

Risks and An investment in the shares involves substantial risks due, among Conflicts of other reasons, to the speculative nature of our contemplated
Interest       business  plan.  Risks  inherent in  investing  in the shares are discussed under "Risk Factors."


                                EXECUTIVE SUMMARY

     ETRAVNET.COM, Inc. is a publicly traded company (OTCBB: ETVT). We are in our 18th year of operations. Incorporated in New York, our headquarters are in Englewood Cliffs, New Jersey. Operating under the trade names "Travel Network" and "Vacation Central", we are a leading franchiser of independently owned travel agencies. We are leveraging our existing global base of franchises by extending our business to the development and implementation of technology for web commerce.

        Through our franchise business, we have built an extensive network of over 350 domestic agencies (including over 50 Wal-Mart store-within-a-store agency sites) and over 50 international travel agencies with aggregate gross retail volumes created by our franchise chain in excess of $1.5 billion in 1999. We have forged a strategic alliance with GoGo Worldwide Vacations, the largest wholesaler of travel packages. Separately, Liberty Travel, a major retail travel agency chain affiliated with GoGo, owns an 8% interest in the Company.

        We were named the number one franchiser in North America by Income Opportunities Magazine in April 1999 and the number one travel agency franchise globally by Entrepreneur International Magazine (February 2000). In addition, because of the significant buying power channeled through our franchisees, we have the ability to negotiate advantageous pricing and commissions from travel providers.

        Previously named Playorena Inc. ("Playorena"), we caused a subsidiary to merge with Global Travel Network, L.L.C. on September 17, 1999. Playorena had, prior to the merger, operated as a public shell since July 24, 1998. As part of the merger, Playorena changed its name to ETRAVNET.COM, Inc. We changed our symbol to ETVT on December 15, 1999.

        Based on the most recent data available, retail travel industry volume has grown from $5 Billion (in 1970) to $130 Billion (in 1998). At the same time, the number of retail travel agencies has grown from 6,600 in 1970 to over 36,000 agencies in 1999. The average sales for an agency has grown from $750,000 in 1970 to over $3.3 Million in 1999. Airline revenues constitute 61% of travel agency sales; cruise sales account for 16%; and tour sales represent 17% of total agency travel sales. Such dramatic growth is occurring at a time when the travel agent continues to exercise considerable influence on travel decisions of leisure and corporate clients. For example, more than 54% of leisure travelers seek an agent's advice; over 68% of leisure clients book package tours through a travel agent; over 66% of leisure clients choose hotels and cruises through travel agencies; and more than 55% of business clients use travel agencies to plan their itineraries.

        Moreover, only 25% of travel agencies belong to a franchise chain. This leaves 75% of travel agencies unaffiliated. As a consequence, we believe such conditions provide a receptive environment to offer a reasonably priced conversion-licensing program. Finally, as it relates to the Internet, International Data Corporation ("IDC") estimates the number of worldwide users will grow from 28 million in 1996 to 129 Million in 2000 and the value of service and products purchased on the web will grow from $300 Million in 1996 to $123 Billion in the Year 2000. We believe such dramatic potential provides a receptive environment for offering an Internet-based travel service. (See "The Business".)

         This prospectus is being furnished by us solely for the use of possible selling shareholders in connection with this secondary offering of shares.

         THE CONTENTS OF THIS PROSPECTUS SHOULD NOT BE CONSTRUED AS INVESTMENT, LEGAL OR TAX ADVICE. EACH PROSPECTIVE INVESTOR IS URGED TO SEEK INDEPENDENT INVESTMENT, LEGAL AND TAX ADVICE CONCERNING THE CONSEQUENCES OF INVESTING IN THE SHARES.

                                  RISK FACTORS

         An investment in our shares is speculative and involves a high degree of risk and should be purchased only by investors who can afford the loss of their entire investment. Set forth below are certain factors which should be taken into consideration before making a decision to subscribe for any shares. While we believe the following to be comprehensive, it is not intended to include all of the possible factors relating to the risks which may be encountered. Prospective investors are urged to perform their own due diligence and utilize their own investment, legal and tax advisors to help them determine the merits and risks associated with an investment in the shares.

1. Internet Company Valuations. Over the past two years, valuations of initial public offerings and publicly traded companies associated with the Internet had been wildly popular with investors, leading to valuations that are not likely to be sustainable as the market matures, as shown in part by the market performance of Internet stocks since mid-April 2000. Valuations of many Internet-related companies are subject to significant price fluctuations. Our movement toward an Internet model, and its potential perception as an Internet company, may negatively affect our future access to capital if the financial community's view of Internet-related companies becomes overly negative.

2. Timing Risk. The market in which we compete is characterized by: (a) rapidly changing technology; (b) changing consumer demands; (c) frequent introductions of new and/or enhanced products and services; and (d) evolving industry standards and practices. Our future success depends upon our ability to adapt quickly to changing technologies and industry standards, to continually improve the performance, features and reliability of our service in response to competitive service, product offerings and changing consumer demands. In addition, we may be required to incur a substantial cost to modify or adapt our services or infrastructure in response to technological changes such as new Internet, networking or telecommunications technologies.

3. Application Risk. We cannot guarantee that customers who receive our services will use them optimally. The adoption of our services is largely outside our control and primarily dependent upon our customers' efforts and ability to promote the use of our services. Furthermore, failure to increase the use of our services will detract from revenue generation and detract from future operating results.

4. Possible Sale of Franchise Division. In December 1999, we were approached by an unrelated third party who expressed an interest in the possible acquisition of our Franchise Division for cash and an incremental "earn out" pursuant to a proposed consulting agreement over the next 3 years. The Franchise Division consists of three (3) brands: Travel Network (the U.S. division); Vacation Central (locations within Mid-West Super-centers); and Global Travel Network (locations outside the U.S.). The Online Division relates to business opportunities growing out of our patent pending web technology utilizing net-to-phone (telephony) reservation and servicing capabilities. (See "The Business"). As of the date of this prospectus, an asset purchase agreement has been drafted and negotiations continue. If the asset purchase is effected, thereafter the "bricks and mortar" travel agency activities of our Franchise Division would be carried out by the prospective acquiror. The Online Division's travel agency activities would thereafter become our principal emphasis. See "Use Of Proceeds" and Internet-related "Risk Factors" following. If, in fact, the asset purchase occurs, there will be no continuing responsibilities thereafter between the prospective acquiror and us except for a three year consulting period and the supplemental "earn-out" payment contemplated in the proposed consulting agreement.

5. Possible Strategic Alliance. We have entered into a letter of intent pursuant to which a major global distribution system ("GDS") intends to purchase 857,000 shares of our common stock at a per share price of $3.50. To compensate such GDS, based on its tactical and strategic contributions to our business and growth, we will discuss and agree to additional stock options and/or warrants before formal and final agreement. We also envision defining the usage and potential exclusivity of acquired content. In addition to the purchase, we have agreed to license, at no charge, our ReZconnect/Haggle technology to this contemplated GDS purchaser for its use in conjunction with its businesses and joint ventures. In addition, we have agreed to offer one seat on our Board of Directors to a representative of the GDS made to competitive global, bringing the total number of directors to five. We have further agreed to provide the GDS first right of refusal on offers of our securities. Because such letter serves merely as a statement of intent of the parties and does not constitute a legally binding agreement, we can give no assurances the purchase and associated terms will be completed.

6. Capital Risk; Lack of Future Sources of Financing. In the future, we may need to raise additional capital in order to remain competitive in the online travel services industry. This capital may not be available on acceptable terms, if it all. We will not be able to fund its growth if we lack adequate resources. If we raise additional funds by issuing equity or convertible debt securities, the percentage ownership of existing shareholders will be diluted. Any such additional securities could have rights, preferences and privileges senior to those of our common shares. Currently, we do not have any commitments for additional financing. We cannot be certain that additional financing will be available in the future or on reasonable terms.

         We are reliant on additional funds to implement our plans for expansion and development of our Online Division. There is no guarantee that we will be able to achieve its objectives and that we will not need to raise additional capital in order to achieve these objectives or that circumstances may not change, which would make raising such additional capital vital to our existence. Such additional capital may be sought from a number of sources, including sales of additional shares (or other types of securities), loans from banks or other financial institutions or from other sources. The terms of any securities we may issue will be determined at the time of issuance and may be senior in distribution, liquidation or voting rights to, or different in other respects from, the shares. Any issuance of equity securities could have a dilutive effect on the purchasers in this offering. No assurance can be given that we will be able to obtain any required additional funding from a satisfactory source, or at all. In these circumstances, we would be required to significantly reduce our sales and marketing efforts and may not be able to take advantage of significant opportunities for growth and ultimately may lead to a drastic or complete reduction of operations. If we were unable to raise such additional capital, the business could dramatically decrease and/or fail and the investors in the shares of the Company (and therefore us) would likely lose all or most of their investment.

7. Technology Risk; Failure to Adapt to Technological Change. Our success depends on maintaining the integrity of our systems and infrastructure. As our operations grow in both size and scope, domestically and internationally, we will need to improve and upgrade our systems and infrastructure to offer an increasing number of customers and travel suppliers enhanced products, services, features and functionality. During the associated transitional period, we could be particularly vulnerable to the "Risk Factors" discussed in this prospectus. The expansion of our systems and infrastructure will require us to commit substantial financial, operational and technical resources before the volume of business increases, with no assurance that the volume of business will increase. Consumers and suppliers will not tolerate a service hampered by slow delivery times, unreliable service levels or insufficient capacity, any of which could have a material adverse effect on our business, operating results or financial condition. In this regard, our operations face the risk of systems failure.

         The Internet and online commerce markets are characterized by rapid technological change, frequent introductions of new or enhanced hardware and software products, evolving industry standards and changes in customer preferences and requirements. We may not be able to keep up with any of these or other rapid technological changes, which would materially affect the travel business of us. These changes and the emergence of new industry standards and practices could render our existing website and operational infrastructure obsolete. Utilizing the latest technologies entails significant business risks and there can be no assurance that we will successfully incorporate new technologies effectively or adapt our website and transaction processing systems to customer requirements or emerging industry standards. The widespread adoption of new Internet, networking or telecommunications technologies or other technological changes could require us to incur substantial expenditures to modify or adapt our operating practices or infrastructure. To be successful, we must enhance website responsiveness, functionality and features, acquire and license leading technologies and services, enhance existing service and product offerings, and respond to technological advances and emerging industry standards and practices in a timely and cost effective manner. If we are unable to adapt in a timely manner to such trends and changes, its business, prospects, financial condition and results of operations could be materially adversely affected.

8. Proprietary Technology and Intellectual Property. We regard our technology and content created for our travel website as proprietary and will attempt to protect such proprietary rights through, among other means, trademark and copyright registration, trade secret protection and confidentiality and non-disclosure agreements with our employees and independent contractors. We intend to pursue registration of certain trademarks and copyrights in the United States and in any foreign countries in which such trademarks and copyrights are used. In fact, we filed our patent in December 1998. The patent relates to a system and method to offer virtual brokerage services. Such patent is critical to our future success on the Internet. Such patent application is pending as of the date of this prospectus.

         Nonetheless, effective trademark, copyright and trade secret protection may afford us only limited protection in the U.S. and may not be available in every country in which our website, services and products are made available. Despite our efforts to protect such proprietary rights, the rapid pace of technological innovation on the Internet may make it possible for third parties to copy or otherwise obtain and use our products or technology without authorization, or to develop similar technology independently. Policing unauthorized use of our technology and intellectual property will be difficult. There can be no assurance that the precautions we take will prevent misappropriation or infringement of our technology or intellectual property. In addition, notwithstanding our best efforts to obtain confidentiality agreements from all employees and independent contractors providing services in connection with the development and design of our website, no assurance can be given that others will not gain access to our trade secrets, that such agreements will be honored by employees and independent contractors, or enforced by the courts, or that we will be able to effectively protect our rights to our proprietary technology and intellectual property. In the event the patent application is not granted, our business operations would likely be materially and adversely affected.

9. Market Risk. We rely on the health and growth of the travel industry. Travel is highly sensitive to business and personal discretionary spending levels and thus tends to decline during general economic downturns or off-peak seasons. In addition, other adverse trends or events that tend to reduce travel are likely to hurt our business. These may include price escalation or further commission decreases in the airline industry or other travel-related industries, increased occurrence of travel-related accidents, airline or other travel-related strikes, political instability, regional hostilities and terrorism as well as bad weather.

10. Dependence on Franchisees. We were totally dependent on our franchise system for all of our above revenue in 1999. Unless our Franchise Division is sold, we expect, although there can be no assurance, our Online Division will start to contribute revenues making us less dependent on franchise sales and service fee income. Until Online Division revenue begins, we will realize substantially all of our revenues from (i) the sale of Start-Up and Conversion Franchises, U.S. Regional President Franchises and International Master Rights as well as Franchisees and (ii) fixed monthly service (royalty) fees which we receive from our operating franchisees. Should our franchisees encounter business or operational difficulties in a significant aggregate manner, our revenues would be adversely affected as well. Such reduction in revenues may also negatively impact our ability to sell new franchises. Consequently, our financial prospects are directly related to the success of our operating franchisees and the efforts and success of our regional presidents in promoting the Global Travel Network concept, over which we have little or no control. There can be no assurance that we or our regional presidents will be able to successfully develop and sell new franchises or that our franchisees will be able to successfully develop and operate Global Travel Network locations. By reason of our different pay-out arrangements, the amount of potential net revenues that we may realize from the sale of our franchises and the receipt of monthly franchisee service fees will be less if future franchise sales were to be predominantly effected through Regional President franchisees than if such sales are effected directly by us. In the event the Franchise Division is sold, we would have proceeds from such asset sale but would have no revenues unless and until the Online Division starts to contribute revenues. During the associated transitional period, therefore, we could be particularly vulnerable to the "Risk Factors" discussed in this prospectus.

11. Master Leases and Associated Contingent Liability. Assuming no sale of the Franchise Division, one of our target areas of growth is the expansion of franchises inside Wal-Mart Super-centers and other store-within-a-store locations. Pursuant to the contractual agreement with Wal-Mart, we have entered into a lease agreement directly with Wal-Mart. It is intended that the prospective franchisee then sub-lease the Wal-Mart space from us. Accordingly, we remain directly liable to Wal-Mart for the entire lease obligation, and in the event that (a) the franchisee is unable to fulfill his/her obligations or
(b) we are unable to sell a franchise in any Wal-Mart for which a lease has been entered into, we would still be liable thereunder. We believe that such franchise locations should be highly desirable locations for prospective franchisees and that any franchisee purchasing a Wal-Mart location should have sufficient revenues to satisfy their lease obligations. However, there can be no assurance that we will receive all amounts due from existing and prospective franchises. Furthermore, we may enter into similar master lease agreements with landlords other than Wal-Mart. At this time, we have entered into a letter of intent with K-Mart to lease space on similar terms and conditions as the Wal-Mart agreement. In the event of the sale of the Franchise Division, the associated contingent liability described above is expected to be assumed by the acquiror.

12. Variability of Results. Our travel products and services gross bookings have increased significantly year to year due to expansion of our distribution channels, travel services and customer base, repeat purchases by existing customers and increased customer acceptance of electronic commerce. Revenues from travel products and services grew in conjunction with the growth in gross bookings. Operating expenses have similarly increased on a year to year basis, reflecting increased spending on developing our online operations and expanding our strategic relationships.

         As a result of our limited operating history in online commerce and the variability that can be experienced by our franchising operations, we are unable to accurately forecast our revenues. Our current and future expense levels are based predominantly on our operating plans. We may be unable to adjust spending in a timely manner to compensate for any unexpected revenue shortfall. Accordingly, any significant shortfall in revenues would likely have an adverse effect on our business, operating results and financial condition. Further, we currently intend to substantially increase our operating plans. We may be unable to adjust spending in a timely manner to compensate for any unexpected revenue shortfall. Accordingly, any significant shortfall in revenues would likely have a material adverse effect on our business, operating results and financial condition. Further, we currently intend to substantially increase our operating expenses to develop and offer new and expanded travel services, to fund increased sales and marketing and customer service operations to develop our technology and transaction processing systems. To the extent such expenses precede or are not subsequently followed by increased revenues, our operating results will fluctuate and anticipated net losses in a given period may be greater than expected.

         We expect to experience significant fluctuations in our future quarterly operating results due to a variety of other factors, many of which are outside our control. Factors that may adversely affect our quarterly operating results include, but are not limited to (i) our ability to retain existing customers, attract new customers at a steady rate and maintain customer satisfaction; (ii) changes in inventory availability from third party suppliers or commission rates paid by travel suppliers; (iii) the announcement or introduction of new or enhanced sites, services and products by us or our competitors; (iv) general economic conditions specific to the Internet, online commerce or the travel industry; (v) the level of use of online services and consumer acceptance of the Internet and commercial online services for the purchase of consumer products and services such as those offered by us; (vi) our ability to upgrade and develop our systems and infrastructure and to attract new personnel in a timely and effective manner; (vii) the level of traffic on our online sites; (viii) technical difficulties, system downtime or Internet brownouts; (ix) the amount and timing of operating costs and capital expenditures relating to expansion of our business, operations and infrastructure; (x) governmental regulation; and (xi) unforeseen events affecting the travel industry.

         In addition, we expect to experience seasonality in our business, reflecting seasonal fluctuations in the travel industry, Internet and commercial online service usage and advertising expenditures. We anticipate that travel bookings will typically increase during the first and second quarter in anticipation of summer travel and will typically decline during the third quarter. Internet and commercial online service usage and the rate of growth of such usage may be expected typically to decline during the summer. Depending on the extent to which the Internet and commercial online services are accepted as an advertising medium, seasonality in the level of advertising expenditures could become more pronounced for Internet-based advertising. Seasonality in the travel industry, Internet and commercial online service usage and advertising expenditures is likely to cause fluctuations in our operating results and could have a material adverse effect on our business, operating results and financial condition. In the event the Franchise Division is sold (see above), we would have proceeds from such asset sale but would have no revenues unless and until the Online Division starts to contribute revenues.

         We believe that period-to-period comparisons of our operating results will not necessarily be meaningful and should not be relied upon as an indication of future performance. It is likely that our future quarterly operating results from time to time will not meet the expectations of security analysts or investors. In such event, the price of our common stock could be materially and adversely affected.

13. Technology: Use of the Internet. The travel industry will be affected by consumers and businesses using the Internet to research and book their travel and entertainment arrangements. We intend to provide a sophisticated Internet solution for our franchisees that addresses consumer booking needs on the web, among other reasons, because if the Franchise Division is sold, we will be, in effect, a start-up dependent on the Internet.

14. Changes to the Travel Industry; Competition; Ease of Entry Into Business. The travel industry is highly competitive and is characterized by many small travel agencies who are predominantly reliant upon a local customer base and business generated by independent "outside agents." For example, over the last several years, most airlines have lowered the compensation paid to travel agencies (traditionally 10% or 5%-8%, depending on the carrier). In addition, the compensation arrangement was capped at a maximum of $50 on round-trip tickets of $500 or more, with a $25 cap on compensation on one-way tickets causing travel agencies to now generally charge a service fee of $10-$20 per ticket to compensate for the lost commission. Moreover, in addition to the smaller independent agencies, there are several corporate chains and franchise chains with whom we are presently and in the future will compete. Such chains include UniGlobe Travel, Carlson Travel, Rosenbluth Travel, U.S. Travel, American Express and Empress Travel. Many of these chains, and many of the larger independent agencies, have financial and other resources greater than those available to us (or our franchisees) and can influence the pricing of franchises. In addition, several of the companies with whom we and our franchisees will compete have related wholesale tour operations through which they procure, package and market travel packages through their own retail outlets and/or have more advanced Internet sites.

15. Dependence on Management. All decisions regarding the policies and directions of our Company are made by our executive officers. The loss of certain of our key management or failure to attract and retain other qualified management personnel could have a material adverse effect on our results of operations. However, we have an employment contract through February 2005 with Mr. Brent, our President, during which term he is the subject of non-compete (and confidentiality) provisions. Because of such dependence, we have a key man $1,000,000 life insurance policy on Mr. Brent; we are the sole beneficiary on such policy. See "Management -- Agreement with Company's Chief Executive Officer."

16. Management of Growth. The rapid expansion necessary for us to fully exploit the market window for our business operations requires an effective planning and management process. The growth and expansion of our business and our product offerings are expected to place a significant strain on our management, operational and financial resources. To manage our growth, we must implement and improve our operational and financial systems, make sound decisions concerning our expansion and our operating divisions and expand, train and manage our employee and franchisee base. There can be no assurance that we will be able to implement these procedures on a timely basis. Further, we will be required to manage multiple relationships with various distributors, franchisees, regional presidents, wholesalers, licensors and other third parties. There can be no assurance that our systems, procedures or controls will be adequate to support our operations or that our management will be able to fully exploit the market window for our products and services. Our future results will also depend on our ability to expand our sales and marketing organizations, as well as our ability to implement and manage new distribution channels, to penetrate different and broader markets. If we are unable to manage growth effectively, our business, operating results and financial condition will be materially adversely affected. In the event of the sale of the Franchise Division, the challenges described above could be even more significant. This is because, while we would have received substantial cash payments for the sale, we would be abandoning our current revenue source while simultaneously embarking on an, as yet, unproven web-based variation on our travel service business.

17. Failure to Maintain Current, and Establish Additional, Relationships With Third Parties. We depend on, and intend to expand, relationships with third parties to promote and direct traffic to our travel services website. Although we currently have a few existing agreements with third parties, our future success is largely dependent on our ability to enter into cross promotional, networking, licensing and access agreements with third parties to promote us and steer potential customers to our website. There can be no guarantee that we will be able to enter into such arrangements or that, if entered into, they will be on terms satisfactory to us. Some of these agreements, which are common in e-commerce, call for a third party to be paid a monthly fee, while others may require payment to the third party of a percentage of revenue generated from customers who make a purchase after linking through from the third party's website. The financial condition and results of our operations will be largely dependent on maintaining its existing relationships and developing new relationships which increase traffic to its website. The termination of any of these existing agreements, or the failure to enter into additional relationships, would limit the growth in traffic to our website and could have a detrimental impact on our financial condition and results of operations or impede our ability to attract a large enough customer base to make its business viable. Additionally, we may not be able to renew any or all of the current or future agreements on acceptable terms. Even if we maintain existing relationships, because most of them have been formed recently and several of them have not yet been fully established, we do not have sufficient historical data to assess accurately whether such arrangements will be successful in drawing sufficient traffic to its website. Any unexpected decline in traffic to the websites of the third parties with whom we have relationships could have a negative impact on the traffic to our own website.

18. Unproven Business Model; Dependence on Increased Use of the Internet. The sale of services through the Internet may not achieve broad market acceptance and, even if it does, we may not achieve significant sales of services. Our business model is new, unproven and evolving, and may not prove to be viable in the long run. In particular, the business model is based on several assumptions, any one of which may not prove to be true, including the following: a significant number of businesses and business service providers will use our website to buy our travel services and products; and a significant number of businesses or trade associations will be willing to enter into, and actively promote or otherwise participate in, partnership, promotional, travel services or licensing arrangements to provide services to, or greater exposure of, our website. If any of these assumptions prove not to be true, the business and results of operations may be substantially impacted.

         Because use of the Internet is still a relatively novel experience, for our website to be successful, potential customers who have used traditional means of commerce to conduct business must accept and utilize novel ways of conducting business and exchanging confidential information. We will not be able to grow our online business unless businesses generally increase their use of the Internet to conduct commerce, and the Internet is able to support the demands of this growth. Our online success depends on the increasing use of the Internet by businesses of all kinds. If use of the Internet as a medium for consumer and business communications and commerce does not continue to increase, demand for our services and products will be limited and our financial condition would be materially adversely affected.

         Even if businesses increase their use of the Internet, the Internet infrastructure may not be able to support the demands of this growth. The Internet infrastructure must be continually improved and expanded in order to alleviate overloading and congestion. If the Internet's infrastructure is not improved or expanded, the Internet's performance and reliability will be degraded. Internet users may experience service interruptions as a result of outages and other delays occurring throughout the Internet. Frequent outages or delays may cause consumers and businesses to slow or stop their use of the Internet as a transaction-based medium.

19. Expansion of Technology Infrastructure and Performance of Website and Third Party Servers, Websites and Internet Capabilities. To by successful, we must continue to increase substantially traffic to our website and convert website visitors into customers. Accommodating this growth in traffic and customer transactions will require us to continue to develop our technology infrastructure. To maintain the necessary technological platform in the future, we must continue to expand and stabilize the performance of our web servers, improve our transaction processing system, optimize the performance of our network servers and ensure the stable performance of our entire network. We may not be successful in our efforts to upgrade our systems and, even if successful, it may not be on time or within budget. If we fail to achieve a stable technological platform in time to handle increasing website traffic or customer order volume, potential customers could be discouraged from using our travel services, our reputation could be damaged and our business could be harmed. Particularly if the Franchise division is sold, the performance of our website is critical to our business and reputation. Any system failure that causes an interruption in the service of our website or a decrease in our responsiveness could result in reduced user traffic and reduced revenue. Further, prolonged or ongoing performance problems on our website could damage our reputation and result in the permanent loss of customers.

20. Internet Security and Privacy. As with any website, our network and software are vulnerable to security breaches and similar threats which could result in liability for damages and harm to our reputation. Our network infrastructure is vulnerable to computer viruses, break-ins, network attacks and similar disruptive problems which could deter current and potential customers from conducting business on our website. Security problems caused by third parties could lead to interruptions and delays or to the cessation of service, which could ultimately result in a loss of customers. Furthermore, inappropriate use of the network by third parties could also jeopardize the security of confidential information stored in our computer systems. Although we intend to continue to implement industry-standard security measures, there can be no assurance that the measures implemented will not be circumvented. The costs and resources required to alleviate security problems may result in interruptions, delays or cessation of service to customers or inadvertent disclosure of confidential information, any of which could have a material impact on our financial condition, business and results of operations.

21. Potential Internet Government Regulations. Future regulations could be enacted that either directly restrict our business or indirectly impact our business by limiting the growth of e-commerce. As e-commerce evolves, federal, state and foreign agencies could adopt regulations covering issues such as privacy, content and taxation of services and products. If enacted, government regulations could limit the market for our travel services and products. Although many regulations might not apply directly to us, it is expected that laws regulating the collection, dissemination or processing of personal, corporate or consumer information could directly affect our business. It is also possible that legislation could expose companies involved in e-commerce to liability, which could limit the growth of e-commerce generally. Legislation could hinder the growth in Internet use and decrease its acceptance as a medium for communication and commerce.

22. Liability for Information Downloaded from Internet; Insurance. Because materials and information may be downloaded from our website and distributed to others, there is the possibility that claims will be made against us for defamation, libel, negligence, copyright or trademark infringement or other claims based on the nature and content of the material on our website. These types of claims have been brought, and sometimes successfully argued, against online services. In addition, we could be exposed to liability with respect to false or misleading information obtained on the website or products that may be accessible through our website. Although we carry general liability insurance which we believe to be sufficient for our proposed business and consistent with standard industry practices, the insurance may not cover potential claims and may not be adequate to indemnify us from all liability that may be imposed. Additionally, we will seek to be named as an additional insured on the liability policies carried by any third-party suppliers of our content, and will request to be included as an additional insured on the liability policies of any additional companies with which we enter into cross promotional or other arrangements. No assurance can be given that any of these companies will agree to name us as an additional insured, or that if so named, that any such policies will adequately protect us against potential claims. Any imposition of liability not covered by insurance or in excess of insurance coverage could have a material adverse effect on our business, results of operations and financial condition.

23. Concentration of Voting Control. Michael Y. Brent, our President and Chief Executive Officer, owns a significant portion of our issued and outstanding shares. Specifically, Mr. Brent controls shares representing not less than ___% (assuming that the maximum number of shares are sold) on a fully diluted basis. As such, Mr. Brent is able to control or significantly influence the approval of a merger, sale of assets or other fundamental corporate transaction. Similarly, Mr. Brent is able to control or significantly influence our direction and future operations, including decisions regarding the issuance of additional shares and other securities.

24. Limited Liability of Management. Under pertinent statutory provisions, the liability of management is limited. As a result, though it may be possible to obtain injunctive or other equitable relief with respect to some conduct, shareholders may be unable to recover monetary damages against any persons for actions taken by them which constitute negligence or which would violate any applicable fiduciary duties. Shareholders may not have any effective remedy in cases where equitable relief is available. These provisions could operate to reduce the likelihood of an action against management or us. Nonetheless, management is subject to its duties outlined in "Fiduciary Responsibility Of Management."

     THE FOREGOING LIST OF RISK FACTORS DOES NOT PURPORT TO BE EITHER EXHAUSTIVE OR A COMPLETE EXPLANATION OF ALL POSSIBLE RISKS INVOLVED IN THIS OFFERING. CONSEQUENTLY, THERE IS NO GUARANTEE OR ASSURANCE THAT WE WILL ATTAIN OUR BUSINESS OBJECTIVES OR THAT WE WILL REMAIN VIABLE. THERE IS NO GUARANTEE THAT THE INVESTOR WILL RECEIVE BACK ALL OR PART OF HIS INITIAL INVESTMENT. POTENTIAL INVESTORS SHOULD CAREFULLY READ THE ENTIRE PROSPECTUS BEFORE DECIDING TO INVEST IN SHARES OF THE COMPANY.


                              SELLING SHAREHOLDERS

         The shareholders listed below are offering a total of 1,382,780 shares. The shareholders (not the company) will receive the proceeds from the sale of their individual shares.

         The table below sets forth the name of the maximum number of common shares beneficially owned by the selling shareholders as of October 10, 2000, which may be offered for the account of the selling shareholders under the prospectus, assuming no shares have been sold subsequent to that date. The only selling shareholders who have held a position, office or had any other material relationship with us during the previous three years are those employees listed in Category I below as well as the asterisked persons in Category III. Each selling shareholder may offer all, some or none of the common stock they own. Very specifically, the selling shareholders are not under any obligation known to us to sell any common shares.

                                                                                 Amount of
                                                                                  Shares       % of Common on
Name of Owner           Address of Owner                                        Being Sold   Fully Dilated Basis
-------------           ----------------                                        ----------   -------------------
I. Employees

Derek Brent             201 Bridge Plaza N. - Apt. 10K, Ft. Lee, N.J. 07024     100,000            1.42589%
Michael Y. Brent        1530 Palisade Ave., Ft. Lee, N.J. 07024                 200,000            2.85179%
Stephanie Abrams        297 Durie Ave, Closter, N.J. 07624                      100,000            1.42589%
M. Brigitte Kiledjian   1429 Abbott Boulevard. - Apt. 3, Fort Lee, N.J. 07024    10,000            0.14258%
Sandra Martin           238 Wall Avenue, Paterson, N.J. 07514                     3,000            0.04277%
Karen Giannaros         371 Bergen Boulevard. - Apt. 712, Fairview, N.J. 07022    5,000            0.07129%
Jody Wyman              7 Charles Street, Upper Saddle River, N.J. 07458          3,000            0.04277%
Debra Venedam           25 Harrison Avenue, Waldwick, N.J. 07463                  1,000            0.01425%
Allyson J. Dimin        78 Lee Place, Bergenfield, N.J. 07621                     5,000            0.07129%
Betty Krystyniak        569 Prospect Avenue, Dumont, N.J. 07628                   5,000            0.07129%
James Brooks            109 Lamp Post Lane, Cherry Lane, N.J. 08003               1,000            0.01425%
Jay Massimi             1170 Main Street, River Edge, N.J. 07661-2522            10,000            0.14258%
Mercedes Fabian         15 Arcadia Road - Apt. H, Hackensack, N.J. 07601          2,000            0.02851%
                                                                                -------

                        Subtotal                                                443,000            6.31672%
                                                                                =======
II. Service Providers

Harold Kestenbaum       585 Stewart Avenue, Garden City, N.Y. 11530              20,000            0.28517%
Ciniva Marketing &
     Media LLC          4601 Holly Road, Virginia Beach, VA 23451                13,000            0.18536%


Name of Owner           Address of Owner                                        Being Sold   Fully Dilated Basis
-------------           ----------------                                        ----------   -------------------
II. Service Providers (continued)

Jay Haft                529 Fifth Avenue, New York, N.Y. 10017                   50,000            0.71294%
Taurus telesys Inc.     804 Middle Ground Boulevard, Newport News, VA 23606     217,000            3.09419%
Ipex, Ltd.              6 Hammarlund Way, Tech Bldg 1, Middletown, R.I. 02842   207,289            2.95572%
                                                                                -------
                        Subtotal                                                507,289            7.23342%
                                                                                =======
III. Unitholders

Derek Brent             201 Bridge Plaza N. - Apt. 10K, Ft. Lee, N.J. 07024      21,429            0.30555%
Jerry Kaplan            350 Motor Parkway - Suite 404, Hauppauge, N.Y. 11788      6,000            0.08555%
Stanley A. Kaplan       4 Spinning Wheel Lane, Dix Hills, N.Y. 11746             30,000            0.42776%
David S. Kaplan         27 Hilltop Drive, Melville, N.Y. 11747                    9,000            0.12833%
Andrew M. Kaplan        18 Wayside Lane, Lloyd Harbor, N.Y. 11743                 9,000            0.12833%
Stephen B. Kaplan       3 Kalb Court, Dix Hills, N.Y. 11746                       9,000            0.12833%
Nancy Barrick           5 Tony Drive, Kings Park, N.Y. 11754                      9,000            0.12833%
Michelle Kaplan         17 Riverview Terrace, Smithtown, N.Y. 11787               9,000            0.12833%
Craig A. Newman         92 Brite Avenue, Scarsdale, N.Y. 10583                   42,000            0.59887%
Edmond O'Donnell        23 Roundtree Drive, Melville, N.Y. 11747                 12,000            0.17110%
Neil Ragin              180 West End Avenue - Apt 23F, New York, N.Y. 10023       6,000            0.08555%
Alfred Romano           4 Wagon Wheel Lane, Dix Hills, N.Y. 11746                24,000            0.34221%
Harold Sussman          2 Richmond Road, Lido Beach, N.Y. 11561                  15,000            0.21388%
Charles S. Sobel        9 Goose Point Drive, Colts Neck, N.J. 07722               6,000            0.08555%
Peter Wolf              123 Lake Shore Drive, Ronkonoma, N.Y. 11779              24,000            0.34221%
Mark & Stephanie Abrams 297 Durie Avenue, Closter, N.J. 07624                     9,000            0.12833%
Michael & Beth Brent    1530 Palisade Avenue, Ft. Lee, N.J. 07024                21,429            0.30555%
KKC Corporation         2000 S. Ocean Boulevard - Apt. 9C, Boca Raton, FL 33432  21,420            0.30555%
Lawrence & Helaine
    Kaplan              17 Riverview Terrace, Smithtown, N.Y. 11787              42,000            0.59887%
Robert & Christy Kaplan 59 W. 10th Street - Apt. 3D, New York N.Y. 10011          9,000            0.12833%
Christian C.A. Lange
    Living Trust
    dated 11-07-96      168 Nelson Street, Happauge, N.Y. 11788                   4,500            0.06916%
EARNCO Money Purchase
    Pension Plan        26 West Dry Creek Circle #600, Littleton, CO 80120        6,000            0.08555%
Salomon Smith Barney    320 East 72nd Street, New York, N.Y. 10021               85,713            1.22217%
    Custodian for the
    IRA of Adi Raviv

                                Subtotal                                        430,491            6.13836%
                                                                                =======

TOTAL OF CATEGORIES I, II AND III                                             1,382,780           19.71702%


                              PLAN OF DISTRIBUTION

         The selling shareholder may sell any of his common shares offered under this prospectus from time to time. Sales may be made directly or through brokers or dealers in connection with trades by the selling shareholder through NASDAQ or otherwise. To the extent required by applicable law, a prospectus supplement with respect to the common shares being offered will set forth the terms of the offering of the common shares, including the name or names of any underwriters, dealers or agents, the purchase price of the common shares and the proceeds to the selling shareholder from such sale, any delayed delivery arrangements, any underwriting discounts and other items constituting underwriters' compensation, the initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers.

         If dealers are used in the sale of common shares with respect to which this prospectus is delivered or with respect to any block trades, the selling shareholder will sell such common shares to the dealers as principals. The dealers may then sell such common shares to the public at varying prices to be determined by such dealers at the time of resale. The name of the dealers and the terms of the transaction will be set forth in the prospectus supplement relating to the extent required by law.

         In connection with the sale of the common shares, agents may receive compensation from the selling shareholder or from purchasers of common shares for whom they may act as agents in the form of discounts, concessions or commissions. Agents and dealers participating in the distribution of the common shares may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, and any discounts or commissions received by them from the selling shareholder and any profit on the resale of the common shares by them may be deemed to be underwriting discounts or commissions under the Securities Act of 1933.

         Upon our being notified by a selling shareholder of any change in the identity of the selling shareholder or that any material arrangement has been entered into with a broker or dealer for the sale of any common shares through a secondary distribution, or a purchase by a broker or dealer, a prospectus supplement will be filed, if required, pursuant to Rule 424(b) under the Securities Act of 1933, disclosing: (i) the names of such brokers or dealers, the number of common shares to be sold; (ii) the price at which such common shares are being sold; (iii) the commissions paid or the discounts or concessions allowed to such brokers or dealers; (iv) where applicable, that such broker or dealer did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, as supplemented or amended;
(v) any change in the identity of the selling shareholder; and other facts material to the transaction.

         Agents and dealers may be indemnified under agreements entered into with the selling shareholder against civil liabilities, including liabilities under the Securities Act of 1933, or to contribution with respect to payments that such agents, dealers, or underwriters may be required to make with respect thereto. Agents and dealers may be customers of, engage in transactions with, or perform services for the selling shareholder in the ordinary course of business.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         Because of certain statutory and case law relating to broad discretion granted management of a company, typically directors and officers of a corporation are indemnified by and have limited monetary liability to its shareholders. Failure of management to satisfy its fiduciary responsibility to shareholders could subject management to certain claims. The following inherent or potential conflicts of interest should be considered by prospective investors before subscribing for shares.

         While we may enter into transactions with affiliates in the future, we intend to continue to enter into such transactions only at prices and on terms no less favorable to us than transactions with independent third parties. See for example, the descriptions in "Management," including "-Director, Officer and Contract Manager Compensation" and "-Agreement with Our Chief Executive Officer." In that context, we will require any director or officer who has a pecuniary interest in a matter being considered to recuse themselves from any negotiations. In any event, any debt instruments in the future are expected generally to prohibit us from entering into any such affiliate transaction on other than arm's-length terms. In addition, a majority of the Board is, and must continue to be, neither an officer nor may such person have a pecuniary interest, other than as a shareholder or director, in any transactions with us. In turn, commencing immediately, a majority of the independent Board of Directors members, defined as having no pecuniary interest in the transaction under consideration, will be required to approve all matters involving interested parties. It is expected that additional independent director(s) will be added to the Board. Moreover, an independent stock transfer agent has been appointed to assure proper issuance of stock to shareholders.

         At the current time, we have no provision to issue any additional securities to management, promoters or their respective affiliates or associates. At such time as the Board of Directors adopts an employee stock option or pension plan, any issuance would be in accordance with the terms thereof and proper approval. Although we have a very large amount of authorized but unissued common stock which may be issued without further shareholder approval or notice, we intend to reserve such stock for certain offerings contemplated for continued expansion, acquisitions and properly approved employee compensation at such time as such plan is adopted.

                     FIDUCIARY RESPONSIBILITY OF MANAGEMENT

         Generally, our management is accountable to our shareholders as a fiduciary and, consequently, must exercise good faith and integrity in handling company affairs. This is a rapidly developing and changing area of the law and prospective investors who have questions concerning the duties of management should consult with their own legal counsel. shareholders may have the right to institute legal action (i) on behalf of the shareholder and all of our other similarly situated shareholders of to recover damages for a breach by management of its fiduciary duty or (ii) to recover damages from third parties on our behalf. The burden and expense of any such litigation may have to be borne, depending on the outcome, by the shareholders bringing such action.

         Under pertinent New York law, management is not liable to us for any loss or liability in connection with any act performed or omitted, or for negligence or any other matter, except for any loss or liability incurred as a result of management's willful misconduct, gross negligence or fraud. In addition, we have agreed to indemnify management for any loss or damage we may have incurred by reason of acts performed in good faith and reasonably believed to be within the scope of the authority conferred upon management, except for acts of willful misconduct, gross negligence or fraud.

         IN THE OPINION OF THE SEC, INDEMNIFICATION FOR LIABILITIES ARISING UNDER THE SECURITIES ACT OF 1933, AS AMENDED, IS AGAINST PUBLIC POLICY AND, THEREFORE, IS UNENFORCEABLE.

                                  THE BUSINESS

Company History

         We are a travel management company using technology and the Internet for our franchise chain and the retail consumer online. Prior to changing our name, we were incorporated in June 1982 as Travel Network, Ltd. in New York and did business as Global Travel Network. On February 1, 1994, we re-incorporated in New Jersey (at which time the New York corporation was merged into the New Jersey corporation). In turn, Global Travel Network, L.L.C. ("GTN") was created as a conduit to participate in the franchise Global Travel Network business of Travel Network, Ltd. On September 17, 1999, Playorena, Inc. acquired the outstanding equity of GTN in exchange for 5,063,379 shares (including 123,292 shares reserved for issuance upon the exercise of certain warrants previously issued by GTN and 4,931,087 shares issued to equity holders of GTN) of Playorena's common stock, representing 94.5% of the issued and outstanding common stock of Playorena upon completion of the merger. Prior to the merger, Playorena operated as a public shell seeking the acquisition of, or merger with, an existing company. Following the merger, we changed our name to ETRAVNET.COM, Inc.

         In business since 1982, we, through our Global Travel Network franchise business, now have over 300 locations throughout the United States, including over 50 franchised travel agencies located within Wal-Mart Super-centers nationwide, and over 50 international franchised agencies and master franchises representing 21 countries and the Caribbean.

         Moreover, we provide core services to franchisees, small office/home office ("SOHO") agencies, independent travel agencies and high traffic websites. We provide each agency with an interactive, real time travel-booking engine and access to our preferred deals though our relationships with leading travel industry suppliers. However, see "Risk Factors - Possible Sale of Franchise Division." Specifically, management supervision has been delegated to specific employees who have responsibility for overseeing the franchise system as described above. In the event of a sale of the Franchise Division, certain current employees would become employees of the acquiror and continue their current travel franchise functions on the latter's behalf.

         The Online Division was in development stages in 1999 and is currently seeking to offer 3 unique services with a separate management team which has strong expertise in marketing, technical support and web-based development. We have established 3 brands that include:

     o ETRAVNET.COM (SM) A travel and hospitality site that will be the focal point of private label websites.

     o HAGGLEWITHUS.com (SM) A real-time reverse auction booking system that will utilize our exclusive patent pending technology for the travel industry and the retail-shopping sector.

     o REZCONNECT.COM (SM) An online reservations service specializing in real time reservations for the hotels and restaurant industries. Rezconnect.com SM will also use our patent-pending technology.

Promotion

         We believe we have a unique and cost effective sales strategy. By extending our franchise model to the Web, we are funneling the cost of customer acquisition to our "Web agencies." These Web agencies, which will be websites that are not in the travel industry, existing franchisees (if the Franchise Division is not sold), newly recruited SOHO agencies and independent travel agencies, is expected to augment our customer base, without having to incur the sales and marketing expenses traditionally associated with reaching a critical mass. We intend to advertise services offered through our own site via traditional and online media buys.

Franchise Division

         We currently generate revenues from several sources: franchise start-up fees, service fees, computer system usage (segment) and commission fees. The table below lists the breakdown of our pricing policy per agency type:

                                                                                     Transactional
              Agency Type                Franchise/Sign-up Fees    Service Fees (1)   Commission %
              -----------                ----------------------    ------------        -----------

 Conversion Agency ("Power Partners")              $42                  $50              2.00%
                  SOHO                           $4,000              $50 - $70           3.75%
            Start-up Agency                      $30,000            $350 - $770           N/A
         Wal-Mart Supercenter               $29,000 - $35,000       $320 - $660           N/A
          Regional President                     $80,000            $250 - $570           N/A
        International President                 $125,000+           $250 - $570           N/A

(1)     Fees charged monthly and increase  annually  according to the length of the agency's  affiliation  with our network.

(2)     Historical figures for 1997-1999 showing the results of operations are in Appendix I.

Online Division

         We also expect to garner web advertising revenues based on an average number of unique visitors per website, an average number of monthly visits per visitor, an average number of page views per visit and an average number of banners per page view in order to get a total number of page views. The price charged per 1000 page views ("CPM") is estimated to start at $20 and fall over time, reaching a CPM of $5. In addition, we expect to earn email revenues from agencies that will subscribe to email service. We will charge the agencies a set price per email we sends to visitors on their sites. The price charged varies by agency type and ranges from $0.10 to $0.20 per email.

         HAGGLEWITHUS.COM SM is a reverse, real time, one-on-one multiple bid virtual auction system. This means the bid price goes lower (not higher), is interactive in character and involves one bidder at a time. Because the system is web-based (not email-based) and real time in character, multiple elements (brand and other specifics) can simultaneously be considered as part of a bid. (This is in contrast to Priceline.Com which is price-based only where, if the price is met, one must accept the associated conditions of a sale). With HAGGLEWITHUS.COM SM, a user's bid is not accepted unless all elements of the bid are met. In fact, the technology permits simultaneous, multiple bids as well as back and forth bidding more akin to a live auction environment.

         HAGGLEWITHUS.COM SM is owned and operated by us and allows a consumer to negotiate directly with any travel supplier chosen by the consumer. The consumer makes a bid for the purchase of the travel services, which bid is transmitted to the travel supplier through the HAGGLEWITHUS.COM SM website. The bid is converted to an automated phone call which is received by the travel supplier at which point the bargaining process begins. Assuming the travel provider is able to offer a price which is acceptable to the consumer and the consumer is willing to accept the price of the travel supplier, a confirmation will be issued by the travel provider within minutes of the initial consumer inquiry. The HAGGLEWITHUS.COM SM process enables a consumer to maintain control over his transactions by allowing the consumer to pick the travel supplier, bid directly with the travel supplier for the lowest price and confirm the travel arrangements, all within minutes. During our current pilot operating state, the HAGGLEWITHUS.COM SM system is initially limited to hotel reservations. (we already secured relationships with approximately 2,500 hotels who have agreed to utilize the HAGGLEWITHUS.COM SM website.) We plan to expand the use of HAGGLEWITHUS.COM SM to sell products, resorts, tours, cruises and airline tickets during the second half of 2000. Because of such flexibility, we believe HAGGLEWITHUS.COM SM will attract people and entities who will be willing to pay our revenues through listing as well as transactional fees. The following table enumerates the listing fees charged and commission arrangements on HAGGLEWITHUS.COM SM transactional sales for each type of related product:

            Product              Listing Fees (*)     Commission %
            -------              ----------------     ------------

            Hotel                $12.50 - $18.00          10%
            Tours                 $5.00 -  $8.00          10%
            Cruises               $5.00 - $10.75          10%
            Airline Tickets       $2.00 -  $3.50          10%
            Car Rentals          $10.00 - $15.00          10%

(*) Fees charged monthly and increase annually according to the length of the travel suppliers' usage of the application.

Distribution
------------

         The platform we have developed will expand our distribution channels online utilizing the efficiencies available through the Internet, effectively complementing our existing offline distribution channels. Agencies participating in our web distribution will be able to work closely with their customers as they shop for deals offered on our platform (which will consist of our inventory, our preferred suppliers and the agent's own offerings). The agencies will have the ability to offer these products on their website, served by our Internet platform.

         We intend to attract agencies into our network by advertising in trade shows, telemarketing, sending broadcast faxes and emailing potential agencies for the Power Partners program. For SOHO agencies, we plan to advertise in newspapers and magazines that cater to home-based and small office businesses. We will also advertise in newspapers and domestic and international franchise trade shows to attract more Wal-Mart and international agencies. In addition, we will be contacting all websites that do not already offer travel and have attractive demographics through telemarketing and email.

         In the event the Franchise Division is sold, we would have proceeds from such asset sale but would have no revenues unless and until the Online Division starts to contribute revenues.

The Strategy
------------

         In the event the Franchise Division is not sold, we will utilize our power base of 400 agencies which books an estimated $1.5 billion in sales in cumulative store volume, to advance our web based business of travel sales through various channels of distribution. Because we believe that our patent-pending technology products offer the client unique opportunities to save money in all segments of the travel industry, we believe we have a distinct advantage over our competition.

         We have classified the online agencies we will contact under three general categories:

         Our strategy is to develop a B2B ("business to business") component. The B2B activities include an interactive, real-time travel booking engine we provide to our franchisees, SOHO agencies, independent travel agencies and private-label websites for high demographic web commerce companies in industries outside travel, all of whom gain cost-effective means of offering the travel benefits negotiated by our purchasing power, while realizing added revenues. These avenues will also provide us with access to additional travel customers with little acquisition costs since the aforementioned are marketing their sites to attract such web shoppers.

1. Our current online, interactive sites (which are designed to generate visitors, purchases and create revenue) are the following:

                  ETRAVNET.COM SM
                  HAGGLEWITHUS.com SM
                  REZCONNECT.com SM

         In the B2C (" business to consumer") component, we will directly offer travel-related products to consumers through our own website. We will also expand our offline distribution channels by developing our network of domestic and international agencies as well our store-within-a-store Wal-Mart agencies. Additionally, we have established innovative programs that we will offer directly to both travel agencies and consumers alike, the first of which is an online, real-time, reverse auction application. In this sector, our goals are to provide:

     o    Competitive travel products;
     o Online capability to provide travel-related services in real-time; o A customized and easy-to-use website that preserves each agency's corporate identity;
     o Access to our online system that interfaces with one of the leading centralized reservation systems, offering agencies an efficient mechanism to electronically book air travel, hotel rooms, car rentals, cruises and tours;
     o    Enticing commission and override arrangements; and
     o Quality assistance to improve the execution of each agency's travel option.

2. Private labeled travel agency site: high traffic or large e-commerce websites with outstanding demographics which offer our travel products within their existing sites under their own brand;

3. Conversion Agencies or "Power Partners" -- full-service travel agencies who will join our network or participate in some of our travel products and promotions; and

4. SOHO Agencies-comprised of individuals who operate as satellite agencies from their own homes or work locations.

         Our strategy is clearly focused on propelling our B2B and B2C e-commerce business through using our proprietary technology for our own websites and applications for revenue producing from other websites that attract web visitors primarily for their content, products, and services outside of the travel industry. Since research firms like Jupiter and Forrester Research have projected that travel purchases will dominate web commerce in the next five years, we believe that this approach will provide for low cost of acquisition of customers to buy travel on sites with which they have familiarity which result in sales for us.

         While we see our future growth coming heavily from the e-commerce side, particularly if we successfully consummate the contemplated sale of our Franchise Division, today is a leading travel agency franchiser offering assistance to qualified entrepreneurs to enter the travel agency business as well as assisting existing agencies to benefit from using a global brand name and the accompanying benefits. In fact, we is entering our 18th year of operation and is one of the largest travel agency chains in the world. It has received international recognition for the quality of our programs, services and relationships with our franchisees. Currently, we have over 300 domestic travel agencies (broken into classes, including start-up and conversions) and over 50 international travel agencies. In recognition of our stature, we were honored as a leading franchiser by Income Opportunity Magazine, Entrepreneur Magazine, Travel Weekly and Tour & Travel News.

         Our franchise fees range from $3,000 to $29,900 depending upon the particular franchise program purchased for the creation and start-up of a newly created retail travel agency (a "start-up franchise") or the conversion of an existing and established retail travel agency to that of a "Travel Network", "Vacation Central" or "Global Travel Network" travel agency (a "conversion franchise"). We also offer, at a fee ranging from $40,000 to $80,000, depending upon the territory granted, an area sales representative program ("regional president franchise") in which the franchisee is given the exclusive right, for a designated area, to solicit, screen and propose prospective franchisees to us within such designated area. A similar Regional President franchise program is offered with respect to franchisees for designated territories located outside of the United States. All of our operating franchisees pay to us, in addition to the initial franchise fee, a monthly service fee which ranges from $350 per month for the first 12 months following the opening date of the franchise location to $750 per month commencing 37 months following the opening of the franchise location.

         Through our retail franchise system, we feature a frequent flyer Miles Program as a value added benefit to promote consumer loyalty. Under our Miles Program, the first time a Travel Network customer travels, he or she receives an introductory certificate for 1,000 miles which may be utilized in conjunction with any one of six major United States air carriers. Thereafter, the consumer, through subsequent travel, may earn additional miles in addition to that earned under the airline's frequent traveler program. This enables Travel Network retail customers to earn additional frequent traveler benefits (one from the airline's frequent traveler program and a separate Miles Program benefit from Travel Network), thereby enhancing consumer loyalty.

         We are currently in the process of launching a satellite office franchise program (the "satellites") pursuant to which a franchisee will be given the ability to join and affiliate with a full service Travel Network franchisee (a "home office") as a satellite office while working from a home or other work location. A Satellite will have complete ability, via computer, to research and book reservations as if physically located in a travel agency. Itineraries, ticketing and boarding passes are processed at the agency with whom the satellite franchise is associated, and all travel documents will be obtained by the Home Office for direct delivery to the customer or delivery to the Satellite franchise for delivery to the customer. Satellite franchises are intended to be offered at a franchise fee of $4,995. We believe that the satellite concept offers maximum flexibility to individuals desiring to enter the travel industry and who do not want to open an independent office. Existing agencies with which satellites are affiliated will have the ability of expanding their outside sales agent network and revenue base without capital costs for additional office space and compute equipment. We have not sold any satellite franchises to date.

         Each of our franchisees are independently owned and operated at their own respective leased locations. We provide our franchisees with training and instruction in the Global Travel Network methods of operation, including promotional assistance, agency development and expansion, computer usage, operating procedure, travel product, advertising and related travel agency management concepts. Throughout our franchise relationship, we provide continual training and assistance, conferences, seminars, meetings and workshops to add to the franchisees' skills and enhance the operation of each Global Travel Network travel unit.

         In the event the Franchise Division is sold (see "Possible Sale of Franchise Division"), we would have proceeds from such asset sale but would have no revenues unless and until the Online Division starts to contribute revenues.

Competition
-----------

         We have the characteristics of both an online travel provider and a brick and mortar travel agency. We rely on selling our travel-related products through traditional brick and mortar travel agencies and online sites. We differentiate ourselves through our buying power and low acquisition costs. This unique positioning results in us having few direct competitors. Our competition can be classified into three separate types of companies: the online travel providers, the retail travel providers and electronic distributors of travel information and services.

1.       Online Travel Providers
--       -----------------------

         The numerous competitors in this category offer travel bookings solely through the use of the Internet. The main online competitors include Expedia, Preview Travel, Inc., Cheap Tickets, Inc., GetThere.com, Travelscape.com, Lowestfare.com, Travelocity.com and Priceline.com.

         Expedia, Preview Travel, Inc. and GetThere.com offer branded online travel services such as airlines, hotels and car rental for leisure and small business travelers.

         Cheap Tickets, Inc. offers discount tickets for leisure travel. Cheap Tickets purchases non-published fares from airlines and resells those tickets to customers at a discount to the published fares. Cheap Tickets also offers regularly published fares for auto rentals and hotel reservations.

         Priceline.com offers similar travel booking capabilities to the other online providers, but in a uniquely different fashion. Priceline.com allows customers to bid their own price for domestic and international airlines and hotel chain reservations. Priceline.com in turn searches its database to determine whether the request can be met at the user's bid price. However, if the bid price is met, the user has no flexibility to change any of the arrangements made by Priceline.com or to meet his/her request.

         Lowestfare.com provides reservation on over 400 airlines worldwide and finds customers last-minute specials, with savings off the published fare. It also offers reservations at more than 39,000 hotels at select discounts and discounted vacation packages and tours. Lowestfare.com is working with Thestreet.com to offer private-label Web travel.

2.       Retail Travel Providers
--       -----------------------

         The retail travel providers offer various services to online travel providers and through brick and mortar agencies such as the distribution of vacation packages, designing and marketing travel programs, corporate travel management, vacation products and travel related information. Companies such as 800 Travel Systems, Inc., Intrav, Inc., Global Vacation Group, Grand Adventures Tour and Travel Publishing Corp., Navigant International, Uniglobe.com, Travel Dynamics, Inc. and Travel Services International are included in this category.

         The retail travel provider most comparable to us is Uniglobe.com. Uniglobe.com provides products and services through the Internet to leisure and business travelers and also operates a travel fulfillment center for home-based agents and online companies.

Generally

         The following table summarizes our services in comparison to other online agencies.


                                                    24/7                         Real time
                     Brick &                       Customer          Ability to   Booking
                     Mortar   Provides   Customer  Service             Chose     for Full
                    Agencies Additional Service in   Via       User  Destimation Range of
                   Available   Content    Person  Telephone  Friendly   Time     Products
                   ---------   -------    ------  ---------  --------   ----     --------
Global Travel
   Network*            |X|       |X|       |X|       |X|       |X|       |X|       |X|
Preview Travel                   |X|                 |X|
Internet  Travel
   Network                       |X|                           |X|       |X|
Travelocity                      |X|                                     |X|       |X|
TheTrip.com                      |X|                           |X|       |X|       |X|
Itravel.com                                          |X|                 |X|       |X|
Biztravel                        |X|                           |X|       |X|       |X|
Expedia                          |X|                 |X|       |X|       |X|
Uniglobe Travel                                      |X|
   Online              |X|       |X|       |X|       |X|       |X|       |X|
Traveler's Net                   |X|                 |X|                           |X|
Airlines of the
Web                              |X|                           |X|       |X|
Yahoo Travel                     |X|                           |X|       |X|
Atevo                            |X|                           |X|       |X|       |X|
Travel ResDirect                 |X|                           |X|       |X|       |X|
UAL.com                                              |X|       |X|       |X|
Priceline.com                    |X|

* In the event the Franchise Division is sold (see "Possible Sale of Franchise Division"), the checkmark in the "Bricks and Mortar" column would no longer be applicable.

Litigation Issues
-----------------

         A  franchisee,   JCB  Enterprises,   is  seeking  damages  for  alleged
violations of the Indiana Franchise Act and Indiana Deceptive Franchise Practices Act, for common law fraud, rescission of the Franchise Agreement and money damages of $80,000 or more for a declaratory judgment on whether a partnership existed between the franchisee and us. The franchisee recently filed personal and corporate bankruptcy and the lawsuit has been transferred to the trustee who is expected to pursue the case. We will aggressively defend our actions and believe we will be successful in proving our case and obtaining dismissal, although there can be no assurance thereof.

Bankruptcy

         None of our officers or directors has been involved as a debtor in any proceedings under the U.S. Bankruptcy Code (or comparable foreign law).


                                   MANAGEMENT

Directors, Director-elect and Executive Officers

        Set forth below is certain information concerning the directors and executive officers:

  Name                          Age Position/Title
  ----                          ------------------
  Michael Y. Brent..............58  President, Chief Executive Officer,
                                    Secretary and Director

  Stephanie Abrams..............56  Executive Vice President

  Derek J. Brent................29  Treasurer, Vice President/Sales and Director

  Harold L. Kestenbaum..........50  Director

  Jay M. Haft...................64  Director-elect

         Mr. Michael Y. Brent, President, Chief Executive Officer, Secretary and a Director, graduated from the University of Miami in June 1965 with a Bachelor of Arts in administration and accounting. From July 1965 through 1974, he was a Director of Convention Sales for his family hotel business. From 1974 - 1981, Mr. Brent owned and operated his own travel company. In 1982, he helped start Travel Network, Ltd. ( one of our predecessors) and served as Vice President until June 1989 when he became its Chief Operating Office and a part owner. In 1994, Mr. Brent became our President and Chief Executive Officer. As of December 1997, he became our sole owner.

         Ms. Stephanie Abrams, Executive Vice President, joined our predecessor in 1986 with four years of experience in retail, wholesale, tour operations and travel sales. Ms. Abrams earned a Bachelor of Arts with a major in education in 1965 and a Master of Science with a double major in social sciences and education from Queens College of the City University of New York in 1967. Ms. Abrams has developed and implemented Company marketing programs and has been responsible for the sale of individual unit franchises, conversion of existing agencies and the sales of U.S. Regional Master Rights. She has held the positions of Director of Field Services (1986), National Director of Marketing
(1988), Vice President of Global Marketing (1992) and assumed the position of Executive Vice President in 1995. Ms. Abrams has served on advisory boards of ASTA, the ASTA Council of Travel Marketing Organizations, Dollar Rent-A-Car, Hong Kong Tourism, System One and AMADEUS Travel Industry Reservations Systems, as well as the International Affairs Committee of the International Franchise Association. She has also been named on the list of the Most Powerful Women in Travel (Travel Agent Magazine).

         Mr. Derek J. Brent, a Director as well as Treasurer and Vice President/Sales, joined our predecessor in May 1993 as sales consultant. In 1996, he became Director of Sales. Mr. Brent, the son of Michael Y. Brent, graduated from the University of Maryland in June 1993 with a Bachelor of Business Administration and Accounting, majoring in accounting. He has passed all necessary CPA examinations and is applying for certification as a CPA by the Certified Public Accountants Board of New Jersey.

         Mr. Harold Kestenbaum, an independent Director of our predecessor since 1995, is also our franchise and general counsel. Mr. Kestenbaum has been engaged primarily in the private practice of law, specializing in franchise law from his Garden City, New York offices.

         Mr. Jay Haft, a consultant since August 9, 2000 and a Director-elect, is the developer of ReZconnect, our patent- pending net-to-phone-to-net technology. Mr. Haft, who will become a director concurrent with finalization of our directors and officers liability insurance, is a strategic and financial consultant for growth stage companies. He is active in international corporate finance, mergers and acquisitions as well as in the representation of emerging growth companies. Mr. Haft has actively participated in strategic planning and fund raising for many internet and high-tech companies as well as technical product, service and marketing companies. A graduate of Yale and Yale Law School, he is currently counsel to Parkey Dury Rosoff & Haft, New York. Mr. Haft also has served as a member of the Florida Commission of Government Accountability to the People and is Treasurer of the Miami City Ballet as well as a Trustee of Florida International University. He is also a Managing General Partner of GenAm "1" Venture Fund, an international venture capital fund, and director of numerous public and private corporations.

Contract Managers

         Mr. Ori Klein, Chief Technology Officer, a key independent contractor, has 5 years of experience in the conception, design and development of Internet solutions and 10 years of MIS experience. During the last two (2) years, Mr. Klein worked for a major web development company of which Travel Network was a significant client. Mr. Klein supervised and worked on our website during the same period of time in the development of web pages, infrastructure and menu-driven systems for us.

         Mr. Ronald Greenspan, Web Product Manager, a key independent contractor, has 15 years experience in tour operation and sales travel industry operations. Mr. Greenspan has extensive experience in tour operations, vendor relationships, tourism and convention boards, hotel and airline product negotiations as well as travel agency relations. This experience also includes travel industry marketing through agencies and agency groups.

Director, Officer and Contract Manager Compensation

         All employees are paid a salary commensurate with their responsibility and position. Certain officers and contract managers are paid a bonus (see chart below) based on our net income and such employee's contribution thereto. The following table sets forth certain information regarding compensation for the fiscal year ended December 31, 1999, and the two prior years, earned by or paid to our current Chief Executive Officer, other executive officers and directors (collectively the "Directors and Officers") and two independent contractor managers (with information prior to September 17, 1999 relative to our predecessor, Global Travel Network, L.L.C.):

                              Fiscal    Salary/        Bonus/         Stock
Directors and Officers        Year  Consulting Fee  Commission   Options(1)(2)
----------------------        ----  --------------  ----------   -------------
   Michael Y.Brent(2) (3)     1999     $175,000       $54,000       200,000
                              1998      175,000        48,000
                              1997      139,000        39,000
   Stephanie Abrams           1999      102,000        10,000       100,000
                              1998       74,000         7,000
                              1997       65,000         5,000
   Derek J. Brent (2)         1999       43,000         3,000       100,000
                              1998       28,000         2,500
                              1997       23,000         2,000
   Harold L. Kestenbaum(4)    1999       15,000           N/A        21,000
                              1998          N/A           N/A
                              1997          N/A           N/A
   Jay Haft (2)(5)             N/A          N/A           N/A        50,000

Contract Managers
-----------------
   Ori Klein                  1999       90,000           N/A           N/A
                              1998          N/A           N/A
                              1997          N/A           N/A
   Ronald Greenspan           1999       30,000           N/A        10,000
                              1998          N/A           N/A
                              1997          N/A           N/A
_______________________

(1) Specific information concerning the exercise price and expiration dates of the stock options is available in our Annual Report on Form 10-KSB for the fiscal year ended December 31, 1999.

(2) Messrs. M. Brent, Kestenbaum and D. Brent, our three current Directors, are not paid separately for such services, whether because the individual is an employee (in the case of Messrs. M. Brent and D. Brent) or Mr. Kestenbaum (whose monthly retainer, described in (3) below, includes Board participation). Directors' out-of-pocket expenses are reimbursed upon presentation of appropriate documentation. Once we have in place directors and officers insurance, Mr. Haft will become our fourth Director; but will not be paid separately for his services, he will be reimbursed for out-of-pocket expenses and will receive certain options in his capacity as our consultant as described in (5) below.

(3) See "Agreement with our Chief Executive Officer" with regard to Michael Y. Brent's long-term compensation agreement with us.

(4) In the case of our franchise counsel, Mr. Kestenbaum is paid an annual retainer, payable in monthly installments, and does not participate in a bonus or commission arrangement.

(5) Mr. Haft has served as our consultant since August 9, 2000 and was designated as a director-elect in September 2000. Whether in his capacity as a consultant and/or director, so long as he serves in at least one of those capacities, we will issue 12,5000 stock options every six months for two years, an aggregate 50,000 shares. Such options are exercisable at $3.50 for up to three years from their date of issuance.


         Under our Employee Stock Option Plan, 300,000 shares of common stock have been reserved for issuance in 2000 and approximately 500,000 options have been granted to date to employees. Under such Plan, each employee is annually granted a minimum of 500 shares to a maximum of 10,000 shares (based upon tenure, position and job performance). Each option is exercisable over a 3 year period. So long as the employee continues in such capacity with us, options vest 1/3 annually on the anniversary of their original grant. The plan is administered by our Board of Directors acting as a Compensation Committee.

Agreement with Our Chief Executive Officer

         We have entered into a long term employment agreement with Michael Y. Brent (our President and Chief Executive Officer). See "Risk Factors -- Dependence on Management." Under such agreement (which expires April 9, 2005 and subjects him to confidentiality, non-raid and non-compete provisions), Mr. Brent is paid, directly or indirectly, a combination of (i) a $200,000 salary and/or consulting fee and (ii) options and/or warrants, determined by the Board acting as a Compensation Committee, based on our financial performance. Mr. Brent will continue to be subject to his confidentiality covenant and, for 3 years, his non-compete covenants. Mr. Brent's estate also receives a death benefit in the amount of one year's salary.

     Our counsel has advised us that we have a fiduciary responsibility for the safekeeping and use of all company assets. Management is accountable to each shareholder and required to exercise good faith and integrity with respect to our affairs. (For example, management cannot commingle our property of any other person, including that of any current or future member of management.)

     The SEC has stated that, to the extent any exculpatory or indemnification provision includes indemnification for liabilities arising under the Securities Act of 1933,it is the opinion of the SEC that this indemnification is contrary to public policy and, therefore, unenforceable. shareholders who believe that our management may have violated applicable law regarding fiduciary duties should consult with their own counsel as to their evaluation of the status of the law at that time.

         According to federal and state statutes, including the Florida General Corporation Law, shareholders in a corporation have the right to bring class action suites in federal court to enforce their rights under federal securities laws. shareholders who have management where the losses result from a violation of SEC rules. It should be noted, however, that it would be difficult to establish a basis for liability that we have not met these SEC standards. This is due to the broad discretion given the directors and officers of a corporation to act in our best interest.

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

          We are a leading franchisor of traditional "brick and mortar" travel agencies as well as Internet-based travel-related services. We are also a full-service provider of discount travel products and services to the leisure and small business traveler. We operate business under our trade names "Travel Network," "Global Travel Network" and Travel Network Vacation Central" as well as web sites Etravnet.com," "HaggleWithUs.com," and "Rezconnect.com." We offer our customers a reliable source of travel products and services through our agreements with selected travel providers, including major airlines, cruise lines, hotels and car rental agencies, as well as wholesale travel providers. In addition, we offer our customers the ability to make reservations on over 424 airlines, at more than 35,000 hotels and with most major car rental companies, cruise lines and tour package operators.

OVERVIEW

         Our revenues are predominately comprised of franchise fees and franchise service fees, commissions paid by travel providers and the retail value of travel agency related sales. In addition, certain travel suppliers pay performance-based compensation known as "override commissions" or "overrides." Commission revenues and gross retail sales net of allowances, for cancellations, are recognized generally when the related service is booked and paid for. Overrides are recognized on an accrual basis once the amount has been confirmed with the travel supplier. Franchise fees are recognized when all material services and conditions required of the Company have been performed and collectibility of the franchise fee is relatively assured. We generally defer recognition of franchise fees until such amounts have been collected from the franchisee. Franchise service fees are recognized in the accrual basis as earned.

         With respect to travel services, revenues are generated by transactions with customers who make offers to purchase tickets supplied by participating sellers. Because we are the merchant of record in these transactions, revenue for these services includes the total amount billed to the customer.

         The commission rates paid by travel suppliers, in addition to overrides, are determined by individual travel suppliers and are subject to change. Historically, typical standard base commission rates paid by travel suppliers have been approximately 10% for hotel reservations, 5% to 10% for car rentals and 10% to 15% for cruises and vacation packages. Based on the past several years, leisure vendors (including tour operators, cruise lines and hotel and car packagers) have not reduced their commission levels but, in fact, have offered us incentive commissions above the standard compensation for our volume business. We expect that our weighted average commission on online transactions revenue will increase due to the fact that our leisure bookings are much greater as a percentage of total sales than airline ticketing -- which offers us lower commissions. There can be no assurance that travel suppliers will not reduce commission rates paid to us or eliminate such commissions entirely, which could, individually or in the aggregate, have a material adverse effect on our business, operating results and financial condition.

Results of Operations

         The following table sets forth, for the periods indicated, the percentage relationship of certain items from our consolidated statement of operations to total revenues, except as indicated:

                                           Three Months Ended        Nine Months Ended
                                              September 30,              September 30,
                                            2000         1999         2000         1999
                                            ----         ----         ----         ----
REVENUES
Franchise fees                                4.6%         0.4%         4.4%       10.0%
Franchise service
Fees and other                               28.5         29.3         23.4        24.2
Travel products and services                 65.9         64.4         70.4        61.7
Advertising and other                         1.0          5.9          1.8         4.1
                                              ---          ---          ---         ---

TOTAL REVENUES                              100.0%       100.0%       100.0%      100.0%
                                            ======       ======       ======      ======

OPERATING EXPENSES
Cost of travel products and sales            61.0         65.8         63.3        61.0
Marketing and selling                        19.5         21.8         18.5        19.6
General and administrative                   42.6         42.3         36.9        20.3
                                             ----         ----         ----        ----

TOTAL OPERATING EXPENSES                    123.1        129.9        118.7       100.9
                                            -----        -----        -----       -----

Income (loss) before other
Income and income taxes                     (23.1)       (29.9)       (18.7)       (0.9)
Other                                         2.9          1.9          0.2         1.2
                                           -------      --------       -----      ------

Income (loss) before income taxes           (20.2)       (28.0)       (18.5)         .3
Net income (loss)                           (20.2))%      28.0%       (18.5)%        .3%
                                           =========     ======       =======      =====

Comparison of three and nine months ended September 30, 2000 ("2000") and 1999 ("1999")

REVENUES

Franchise Fees
--------------

         Franchise fees declined in each 2000 period as compared to as related 1999 periods as a direct result of management's decision in 1999 to focus all of our resources and funding on development and growth of our Internet presence. In fiscal year 1999, we reduced our advertising and promotion of franchising activities in the domestic and international market because of time and cost considerations and devoted full attention to the development of Internet-based travel services. Our Internet business has completed its beta testing and is expected to begin operations in 2000. Management believes that it will have the time and effort to resume an aggressive promotion for our domestic and international franchising since we will no longer be preoccupied with the development of the web based business.

Franchise Service Fees and Other
--------------------------------

         Franchise service fees decreased by approximately $237,000 and $62,000 in the nine and three months ended September 30, 2000, respectively, as compared to the nine and three months ended September 30, 1999. The decrease is principally attributable to a number of franchisees going out of business.

Travel Products and Services
----------------------------

         Travel products and services decreased by approximately $185,000 and $103,000 in the nine and three months ended September 30, 2000 respectively as compared to the nine and three months ended September 30, 1999. The decreases are attributable to the effect of various incentives which we offered to franchisees in 1999 to interest franchisees customers in travel packages, partially offset by increased customer traffic as a result of our Internet ("online") presence.

OPERATING EXPENSES

Cost of travel products and services
------------------------------------

         The cost of travel products and services decreased by approximately $430,000 and $173,000 during the nine and three months ended September 30, 2000 respectively, as compared to the nine and three months ended September 30, 1999. These costs decreased as a result of lower commissions and fees paid to franchisees in connection with the earlier noted incentives offered to customers. The cost of travel products and services --as a percentage of travel products and services sales -- were approximately 89% and 93% for the nine and three months ended September 30, 2000 and 102% and 99% for the 1999 periods.

Marketing and Selling
---------------------

         Marketing and selling expenses decreased by approximately $211,000 and $66,000 for the nine and three months ended September 30, 2000 respectively, as compared to the related 1999 period. Decreases in payroll costs in the 2000 periods were partially offset by increases in incentives and online related commissions.

General and Administrative
--------------------------

         General and administrative expenses increased by approximately $473,000 and decreased by approximately $75,000 during the nine and three months ended September 30, 2000, respectively, as compared to the related 1999 periods. As a percentage of net revenues, these costs were 37% and 43% during the nine and three months ended September 30, 2000 respectively, as compared to 20% and 42% in the related 1999 periods. The changes in general and administrative expense in the 2000 periods is attributable to increases in consulting expenses related to our expanding Internet activities, professional and other fees related to our status as a public company and stock-based compensation related to the granting of stock options to employees and consultants, as offset by a reduction in expenses based on the decreased roster of franchised agencies.


Variability of Results

         Our travel products and services gross bookings have decreased slightly from year to year due to a decrease in the number of franchises as offset by repeat purchases by existing customers and increased customer acceptance of electronic commerce. Revenues from travel products and services decreased in conjunction with the decrease in gross bookings. Operating expenses have similarly decreased on a year to year basis, reflecting decreased spending on developing our online operations and expanding strategic relationships.

         As a result of our limited operating history in online commerce and the variability that can be experienced by our franchising operations, we are unable to accurately forecast our revenues. Our current and future expense levels are based predominantly on our operating plans. We may be unable to adjust spending in a timely manner to compensate for any unexpected revenue shortfall. Accordingly, any significant shortfall in revenues would likely have an adverse effect on our business, operating results and financial condition. Further, we currently intend to substantially increase our operating plans. We may be unable to adjust spending in a timely manner to compensate for any unexpected revenue shortfall. Accordingly, any significant shortfall in revenues would likely have a material adverse effect on our business, operating results and financial condition. Further, we currently intend to substantially increase our operating expenses to develop and offer new and expanded travel services, to fund increased sales and marketing and customer service operations to develop our technology and transaction processing systems. To the extent such expenses precede or are not subsequently followed by increased revenues, our operating results will fluctuate and anticipated net losses in a given period may be greater than expected.

         We expect to experience significant fluctuations in our future quarterly operating results due to a variety of other factors, many of which are outside our control. Factors that may adversely affect our quarterly operating results include, but are not limited to (i) our ability to retain existing customers, attract new customers at a steady rate and maintain customer satisfaction, (ii) changes in inventory availability from third party suppliers or commission rates paid by travel suppliers, (iii) the announcement or introduction of new or enhanced sites, services and products by us or our competitors, (iv) general economic conditions specific to the Internet, online commerce or the travel industry, (v) the level of use of online services and consumer acceptance of the Internet and commercial online services for the purchase of consumer products and services such as those offered by us, (vi) our ability to upgrade and develop our systems and infrastructure and to attract new personnel in a timely and effective manner, (vii) the level of traffic on our online sites, (viii) technical difficulties, system downtime or Internet brownouts, (ix) the amount and timing of operating costs and capital expenditures relating to expansion of the our business, operations and infrastructure, (x) governmental regulation and (xi) unforeseen events affecting the travel industry.

         In addition, we expect to experience seasonality in our business, reflecting seasonal fluctuations in the travel industry, Internet and commercial online service usage and advertising expenditures. We anticipate that travel bookings will typically increase during the first and second quarter in anticipation of summer travel and will typically decline during the third quarter. Internet and commercial online service usage and the rate of growth of such usage may be expected typically to decline during the summer. Depending on the extent to which the Internet and commercial online services are accepted as an advertising medium, seasonality in the level of advertising expenditures could become more pronounced for Internet-based advertising. Seasonality in the travel industry, Internet and commercial online service usage and advertising expenditures is likely to cause fluctuations in our operating results and could have a material adverse effect on our business, operating results and financial condition. Due to the foregoing factors, quarterly revenues and operating results are difficult to forecast and we believe that period-to-period comparisons of our operating results will not necessarily be meaningful and should not be relied upon as an indication of future performance. It is likely that our future quarterly operating results from time to time will not meet the expectations of security analysts or investors. In such event, the price of our Common Stock would likely be materially and adversely affected.

LIQUIDITY AND CAPITAL RESOURCES

         Although we were successful in becoming a public entity in September 1999, in September 2000 approximately $896,000 net was raised in a sale of 143,497 shares of our Series A convertible preferred stock. Previously, in March 1999, our wholly owned subsidiary, Global Travel Network, L.L.C., raised $210,000 (net of $40,000 in syndication costs) in a private sale of membership interests. Cash used in operations was approximately $126,000 in the nine months ended September 30, 2000. Cash provided by operations was $236,0000 in the related 1999 period. Cash used in operating activities in 2000 was primarily attributable to our net loss, partially offset by increases in accounts payable.

         On October 9, 2000, we signed a letter of intent to sell 857,000 shares of common stock to a travel distribution company for $3.50 per share. The common stock to be sold will be restricted and may not be sold for a period of one year from the date of issue and will be subject to limitations on sale for two years after the date of issue.

         In exchange for the sale of the shares, we agreed to license certain of our developed software technology to the purchaser and to waive the license fee. We also agreed to offer one seat on our Board of Directors to the purchaser.

         Cash used by investing activities in 2000 was approximately $473,000 as compared to a use of approximately $306,000 in 1999. Cash used in investing activities in 1999 was primarily for payments for short-term investments. Cash used in investing activities in 2000 consisted of payments for short-term investments as well as payments for software license and development costs.

         Cash provided by financing activities was approximately $896,000 in 2000 and $15,000 in 1999. Cash provided by financing activities in 2000 consisted of proceeds from the sale of 143,497 shares of our series A convertible preferred stock and in 1999 from the sale of equity interests of $210,000 offset by approximately $195,000 of distributions to shareholders prior to our merger with Playorena, Inc. As of September 30, 2000, we had approximately $72,000 in cash and approximately $1,194,000 in short-term investments. Our principal commitments consist of amounts due pursuant to our master lease with Wal-Mart. These amounts, however, are substantially recovered by our subleases with our Wal-Mart Supercenters franchisees. In addition, we are obligated to make additional payments to the developer of our "Haggle" software in 2000, which we believe could potentially aggregate $120,000.

         We believe that results of operations, current cash, and short-term investments will be sufficient to meet our anticipated cash needs for working capital and capital expenditures through the end of 2000.

YEAR 2000 CONSIDERATIONS

         We conducted a program to bring our internal systems and products into Year 2000 (Y2K) compliance. This program included upgrades to internal computer systems and technical infrastructure, as well as a review of our product lines to bring them into Y2K compliance. In addition, we surveyed our significant suppliers to determine their ability to provide necessary products and services that are critical to business continuation through Y2K.

         We have experienced no interruptions in our business because of Y2K and are not aware of any significant problems being experienced by our customers or suppliers that would have a negative impact on us. There can be no assurance, however, that unexpected difficulties related to Y2K compliance by us, our customers, or suppliers will not occur. Such unexpected difficulties could have a material adverse effect on us. Through December 31, 1999, the Company's Y2K compliance for software testing, modifications and upgrades were completed without any significant expenditures.

         Our  funding  for  regular  updates  to  computer  systems,   technical
infrastructure and other requirements were not a significant expense.

FORWARD-LOOKING STATEMENTS

         All statements other than statements of historical fact included in this quarterly report, including without limitation statements regarding our financial position, business strategy, Year 2000 readiness and the plans and objectives of the management for future operations, are forward-looking statements. When used in this quarterly report, words such as "anticipate", "believe", "estimate", "expect", "intend" and similar expressions, as they relate to us or our management, identify forward-looking statements. Such forward-looking statements are based on the beliefs of our management, as well as assumptions made by and information currently available to our management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors, including but not limited to, business and economic conditions, competitive factors and pricing pressures, capacity and supply constraints and the impact of any disruption or failure in our normal business activities as well as our customers and suppliers as a consequence of Year 2000 related problems. Such statements reflect our views with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to the operations, results of operations, growth strategy and liquidity. Readers are cautioned not to place undue reliance on these forward-looking statements. We do not undertake any obligation to release publicly any revisions to these forward-looking statements to reflect future events or circumstances or to reflect the occurrence of unanticipated events.

                                 CAPITALIZATION

         The table below sets forth the capitalization as of June 30, 2000. The pro-forma information in the second column includes the sale of Units made after June 30, 2000. In that offering, we sold 143,497 Units at a cost of $7.00 per Unit. Each Unit consists of two shares of common stock together with one warrant to purchase one share of common stock at $10.00 within three years of issuance. The net proceeds on the sale of the Units was $899,902. Since any shares sold will be those of the designated selling shareholder and outstanding shares will be unaffected by this registered secondary offering, no pro forma adjustment has been made.


                                                                                         As Adjusted for the
                                                                         Actual         Issuance of 143,497 Units
                                                                         ------         -------------------------
Shareholders' Equity:
     Preferred stock, par value $0.001 per share;  authorized
     5,000,000 shares issued and outstanding, actual - none, minimum
     offering -- 142,858, maximum offering -- 428,572 shares               --                        --

     Common stock par value $0.001 per share; 20,000,000 authorized shares; 5,525,042 issued and outstanding shares (actual);
     5,812,036 as adjusted and converted                                   5,525                  5,5812

Additional paid in capital                                             4,986,252               5,885,867
Accumulated deficit                                                     (953,038)               (953,038)
Accumulated other comprehensive income (loss)                              --                      --
                                                                       ---------               ---------
Total stockholders' equity and capitalization                          4,039,739               4,938,641
                                                                       =========               =========

                                    DILUTION

         No dilution table has been presented since any shares sold will be those of the designated selling shareholders. Consequently, no dilution will occur as a result of this registered secondary offering.


                           DIVIDENDS AND DISTRIBUTIONS

         The payment of dividends and/or distributions, if any, to shareholders is at our sole and absolute discretion. Shareholders will be entitled to receive dividends, if and when declared by us out of funds legally available for such purpose. Since we intend to continue to retain all of our earnings, if any, to fund the development and growth of our business, we have no current plans to pay any cash dividends on our common stock, but will pay a cumulative 7% annualized dividend (payable quarterly) on our preferred shares.

         Our dividend policy will depend upon our debt and equity structure, earnings needed for capital in connection with our operations or in connection with possible future acquisitions and other factors, including economic conditions. No assurance can be given that dividends in future periods will, in fact, be paid to shareholders or shareholders or, if paid, that such dividends will not later be reduced or eliminated.

                            DESCRIPTION OF SECURITIES

General

         Our authorized securities consist of 20,000,000 shares of common stock and 5,000,000 shares of preferred stock. There are also 1,603,267 warrants outstanding. The warrants have no voting rights; the preferred shares have voting rights on an as-converted basis. The preferred shareholders are entitled to receive annualized 7% cumulative dividends (payable quarterly) out of funds legally available. In the event of the liquidation, dissolution or winding-up of the company, the preferred shareholders are entitled to a liquidation preference (up to $7.00) in all assets remaining after payment of liabilities. The shares have no preemptive, redemption or subscription rights. The shares, when issued, will be fully paid and non-assessable.

Common Stock

         Our common stock entitles shareholders to one vote per share on all matters to be voted upon by shareholders and, upon issuance in consideration of full payment, are non-assessable. In the event of our liquidation, dissolution or winding up, the shareholders are entitled to share ratably in all assets remaining after payment of liabilities. Each share is entitled to dividends if, and when dividends are declared by our Board of Directors; it is not our current expectation to pay dividends. Shares do not have cumulative voting rights with respect to the election of directors and, accordingly, the holders of more than 50% of the shares could elect all our directors. (See "Risk Factors -- Concentration of Voting Control.") There are no redemption or sinking fund provisions or preemptive rights with respect to the shares, and shareholders have no right to require us to redeem or purchase shares.

         In February 2000, we purchased approximately $2,000,000 of cable television advertising time in various television markets located throughout the U.S. In return, we issued 207,289 shares of our common stock to Ipex, Ltd. in exchange for our arranging and scheduling the placement of company ads in a forthcoming media campaign.

Preferred Stock

         Our Certificate of Incorporation also authorizes 5,000,000 shares of preferred stock. The rights of any preferred stock issue are determined by the Board of Directors at the time a preferred series is authorized. To date, the Board authorized the offer and sale of from 142,858 to 428,572 Series A convertible preferred stock (plus 10% for Placement Agent Warrants and possible penalty for failing to file a registration statement within 60 days of the Initial Closing with respect to the conversion shares). These preferred shares have voting rights on an as-converted basis, are entitled to receive a 7% cumulative annual dividend (payable quarterly) and have standard anti-dilution rights, including additional shares to be issued in the event that we issue additional securities at prices below the then applicable conversion price. These preferred shares will be converted, subject to adjustment, into two (2) of our common shares once (i) the price of our common stock equals or exceeds 200% of the then-applicable conversion price (currently $3.50) for twenty (20) consecutive trading days; (ii) our common stock is listed for trading on the NASDAQ National Market System or SmallCap Market for at least 90 days; and (iii) the conversion shares are registered for resale with the SEC. To facilitate that process, we have filed this registration statement for filing with the SEC to qualify the underlying conversion shares for freely tradable status. The preferred shares, until they are converted into the underlying conversion shares, have standard anti-dilution rights and have a liquidation preference $7.00 (subject to adjustment, plus accrued but unpaid dividends) in all assets remaining after payment of liabilities.

Three Year Warrants

         Purchasers of the units described above will have Warrants for one (1) underlying share of common stock exercisable at $10.00 per share. Upon exercise at any time before three (3) years following their respective closing, the underlying shares of common stock will be restricted but voting in character. Such Warrants have "piggy-back" registration rights to include the Warrant shares underlying such Warrants in certain later Company registration statement(s) and have cashless exercise provisions until such time as the shares underlying the Warrants are registered for resale under the Securities Act. The Warrants, until the earlier of their exercise or termination, have standard anti-dilution rights.

Warrants

         We have granted to Crescent Consulting Group, Ltd., an outside consulting firm warrants to acquire certain of our securities. The terms and conditions of these warrants are the subject of a Warrant Agreement (and warrants) executed by and between us and the consulting firm. As of the date of this prospectus, [the warrants exercisable at $0.01 per share have been exercised] and, following the recent merger with Playorena, Inc. (see "THE COMPANY"), warrants exercisable at $4.00 into 88,195 shares remain outstanding.

         We have entered into a software license agreement with Taurus TeleSYS, Inc. and issued two sets of warrants totaling 217,000 shares at $5.00 per share expiring on December 27, 2004. No warrants have been exercised to date.


                                  LEGAL MATTERS

         The validity of the issuance of the shares offered have been passed upon for us by the law firm of Duncan, Blum & Associates, of Bethesda, Maryland and Washington, D.C.

                                     EXPERTS

         The financial statements for the year ended December 31, 1999, incorporated by reference in the registration statement associated with this prospectus has been audited by Israeloff, Trattner & Company, independent certified public accountants. Their report contains information regarding our ability to continue as a going concern.


                       WHERE YOU CAN FIND MORE INFORMATION

         We are subject to the informational requirements of the Securities Exchange Act of 1934 and, as a consequence, file reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549; CitiCorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661; and 7 World Trade Center, 13th Floor, New York, New York 10048. Copies of such material can be obtained at prescribed rates from the Public Reference Room of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549 or by calling the SEC at 1-800-SEC-0330. Such material can also be obtained from the SEC's world wide web site at http://www.sec.gov. our outstanding common shares, You can also obtain information about us at our web site, www.etravnet.com.

         This prospectus constitutes part of a registration statement on this Pre-Effective Amendment No. 1 to Form S-3 filed by us with the SEC under the Securities Act of 1933. This prospectus does not contain all of the information set forth in the registration statement, parts of which are omitted in accordance with the rules and regulations of the SEC. For further information, reference is made to the registration statement.

                           INCORPORATION BY REFERENCE

         We have incorporated by reference in this prospectus the following documents previously filed with the SEC.

1.   Our Annual  Report on Form  10-KSB for the fiscal year ended  December  31,
     1999;

2. Our Quarterly Reports (unaudited) on Form 10-QSB for the fiscal quarters ended March 31 and June 30, 2000; and

3. The description of the common shares contained in our registration statement on Form 10.

         The Securities and Exchange Commission has assigned file number 0-18412 to reports and other information that we file with the SEC pursuant to the Securities Exchange Act of 1934. All documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of such Act prior to the termination of any registered secondary offerings will be deemed to be incorporated by reference in this prospectus and to be a part of this prospectus from the date of filing of such documents. Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, or in any subsequently filed document which is incorporated or deemed to be incorporated by reference in this prospectus, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus and information incorporated by reference.

         We will provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon the written or oral request of such person, a copy of any or all of the documents incorporated by reference in this prospectus, other than exhibits to such documents unless such exhibits are specifically incorporated by reference into such documents. Requests should be addressed to:

                                    ETRAVNET.COM, Inc.
                                    Attn: Stephanie Abrams, E.V.P.
                                    560 Sylvan Avenue
                                    Englewood Cliffs, New Jersey 07632

                                                                      APPENDIX I


















                        ETRAVNET.COM, INC. AND SUBSIDIARY

                   CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

                             JUNE 30, 2000 AND 1999
                                   (UNAUDITED)











     See accompanying notes to condensed consolidated financial statements.

                                                  ETRAVNET.COM, INC. AND SUBSIDIARY
                                                  ---------------------------------
                                                CONDENSED CONSOLIDATED BALANCE SHEET
                                                ------------------------------------
                                                                ASSETS
                                                                ------

                                                                                      June 30,             December 31,
                                                                                        2000                  1999
                                                                                  -----------------     -----------------
                                                                                     (Unaudited)
CURRENT ASSETS
     Cash and cash equivalents                                                      $        69,993       $        19,813
     Short-term investments                                                                 674,723             1,009,956
     Accounts receivable, less allowance for doubtful
         accounts of $74,955                                                                380,255               418,461
     Prepaid expenses and other current assets                                              196,857               171,497
                                                                                      -------------         -------------
              Total Current Assets                                                        1,321,828             1,619,727
                                                                                      -------------         -------------

PROPERTY AND EQUIPMENT, at cost, less accumulated depreciation                               58,085                73,085
                                                                                      -------------         -------------
OTHER ASSETS
     Goodwill, less accumulated amortization                                                210,510               227,848
     Prepaid advertising                                                                  2,021,000                    -
     Notes receivable, less current portion                                                 878,868               703,397
     Software license and development costs                                               1,045,859               888,800
     Security deposits and other                                                             68,538                90,439
                                                                                     -------------         -------------
              Total Other Assets                                                          4,224,775             1,910,484
                                                                                      -------------         -------------
              TOTAL ASSETS                                                          $     5,604,688       $     3,603,296
                                                                                      =============         =============

                      LIABILITIES AND SHAREHOLDERS' EQUITY


CURRENT LIABILITIES
     Accounts payable and accrued expenses                                          $       433,070       $       270,986
     Deferred revenue                                                                       100,000                74,640
                                                                                      -------------         -------------
              Total Current Liabilities                                                     533,070               345,626
                                                                                      -------------         -------------
OTHER LIABILITIES
     Deferred revenue                                                                       893,521               703,397
     Security deposits                                                                      139,358               139,358
                                                                                      -------------         -------------
              Total Other Liabilities                                                     1,032,879               842,755
                                                                                      -------------         -------------
              Total Liabilities                                                           1,565,949             1,188,381
                                                                                      -------------         -------------
SHAREHOLDERS' AND MEMBERS' EQUITY
     Preferred stock, par value $.001 per share; authorized
         5,000,000 shares, none issued or outstanding                                            -                     -
     Common stock, par value $.001 per share; authorized
         20,000,000 shares 5,525,042 and 5,317,753 shares
         issued and outstanding at June 30, 2000 and
         December 31, 1999, respectively                                                      5,525                 5,318
     Additional paid-in capital                                                           4,986,252             2,897,459
     Accumulated deficit                                                                   (953,038)             (454,602)
     Accumulated other comprehensive income (loss)                                               -                (33,260)
                                                                                      -------------         -------------
              Total shareholders' Equity                                                  4,038,739             2,414,915
                                                                                      -------------         -------------
              TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                                 $5,604,688            $3,603,296
                                                                                      =============         =============

                         See accompanying notes to condensed consolidated financial statements.
                                                           I-2



                                                      ETRAVNET.COM, INC. AND SUBSIDIARY
                                                      ---------------------------------
                                                CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                                -----------------------------------------------
                                               SIX MONTHS AND THREE MONTHS ENDED JUNE 30, 2000
                                               -----------------------------------------------
                                                                (UNAUDITED)
                                                                -----------


                                                          Three Months Ended                     Six Months Ended
                                                               June 30,                              June 30,
                                                         2000             1999                2000              1999
                                                   ---------------   ---------------   -----------------  ---------------
Revenues
     Franchise fees                                $        79,316   $       174,329    $        120,216  $       468,651
     Service fees and other                                334,617           289,238             596,802          496,709
     Travel agency revenues                              1,084,237         1,447,448           2,018,343        2,374,530
     Advertising fees                                           -            100,934              57,471          121,722
                                                     -------------     -------------      --------------    -------------

        Total Revenues                                  1,498,170         2,011,949           2,792,832        3,461,612
                                                     -------------     -------------      --------------    -------------
Operating Expenses
     Cost of travel agency revenues                        943,496         1,008,786           1,792,451        1,892,164
     Marketing and selling                                 273,462           385,340             506,561          595,554
     General and administrative                            373,451           277,488             969,368          630,112
                                                     -------------     -------------      --------------    -------------

         Total operating expenses                        1,590,409         1,671,614           3,268,380        3,117,830
                                                     -------------     -------------      --------------    -------------

         Income (loss) from operations                     (92,239)          340,335            (475,548)         343,782

Other income (expense), net                                (37,037)           13,249             (22,888)          28,473
                                                     -------------     -------------      --------------    -------------

         Income (loss) before income taxes               (129,276)           353,584            (498,436)         372,255

Provision for income taxes                                      -             (2,312)                 -                -
                                                     -------------     -------------      --------------    -------------

         Net income (loss)                                (129,276)          355,896            (498,436)         372,255

Other comprehensive income (loss)                           (2,603)               -                   -                -
                                                     -------------     -------------      --------------    -------------

         Comprehensive loss                        $      (131,879)  $       355,896    $       (498,436) $       372,255
                                                     =============     =============      ===============   =============
Pro forma Information

     Historical income (loss) before
         income taxes                                                $       355,896                      $       372,255

     Provision for Income Taxes
         Adjustment to recognize income
              taxes as if company had
              been a "C" corporation                                         128,200                              134,000
                                                                       -------------                        -------------

         Pro forma net income (loss)                                 $     5,525,042                      $       238,255
                                                                       =============                        =============
Earnings (loss) Per Share:

     Weighted average common
         shares outstanding                              5,525,042         4,413,417           5,490,493        4,413,417
                                                     =============     =============      ==============    =============
Basic and diluted earnings (loss)
     per share                                     $         (.02)   $           .08    $          (.09)  $           .08
                                                     ============      =============      =============     =============

                          See accompanying notes to condensed consolidated financial statements.
                                                           I-3


                                               ETRAVNET.COM, INC. AND SUBSIDIARY
                                               ---------------------------------
                                        CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                        -----------------------------------------------
                                           SIX MONTHS ENDED JUNE 30, 2000 AND 1999
                                            ---------------------------------------
                                                        (UNAUDITED)
                                                        -----------


                                                                                            2000                1999
                                                                                      ---------------     ---------------

CASH FLOWS FROM OPERATING ACTIVITIES
     Net income (loss)                                                                $      (498,436)    $       372,255
                                                                                        -------------       -------------
     Adjustments to reconcile net income to net
         cash provided by operating activities:
              Equity in loss of affiliate                                                          -                5,119
              Loss on sale of marketable securities                                            34,716                  -
              Amortization of stock-based compensation                                         68,000                  -
              Depreciation and amortization                                                    32,338               6,274
              Changes in assets and liabilities:
                  Accounts receivable                                                          38,206             (57,613)
                  Notes receivable                                                           (200,831)            196,629
                  Prepaid expenses and other current assets                                        -              (36,426)
                  Security deposits and other assets                                           21,901              (5,836)
                  Accounts payable and accrued expenses                                       162,084             (46,568)
                  Deferred revenue                                                            215,484            (202,676)
                  Other liabilities                                                                -                4,887
                                                                                        -------------       -------------

                  Total adjustments                                                           371,898            (136,210)
                                                                                        -------------       -------------

                  Net cash provided (used) by operating activities                           (126,538)            236,045
                                                                                        -------------       -------------
CASH FLOWS FROM INVESTING ACTIVITIES
     Payment for software license and development costs                                      (157,059)                 -
     Redemption (acquisition) of short-term investments                                       333,777            (219,132)
                                                                                        -------------       -------------

                  Net cash provided (used) by investing activities                            176,718            (219,132)
                                                                                        -------------       -------------
CASH FLOWS FROM FINANCING ACTIVITIES
     Distributions to shareholder                                                                  -             (194,833)
     Net proceeds from private placements                                                          -              210,000
                                                                                        -------------       -------------

                  Net cash provided by financing activities                                        -               15,167
                                                                                        -------------       -------------

NET INCREASE IN CASH AND CASH EQUIVALENTS                                                      50,180              32,080

CASH AND CASH EQUIVALENTS - beginning                                                          19,813             109,557
                                                                                        -------------       -------------

CASH AND CASH EQUIVALENTS - end                                                       $        69,993     $       141,637
                                                                                        =============       =============

                          See accompanying notes to condensed consolidated financial statements.
                                                           I-4

                        ETRAVNET.COM, INC. AND SUBSIDIARY
                        ---------------------------------
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
              ----------------------------------------------------
                SIX AND THREE MONTHS ENDED JUNE 30, 2000 AND 1999
                -------------------------------------------------
                                   (UNAUDITED)
                                   -----------


1.   BASIS OF PRESENTATION

     In the opinion of management, the accompanying unaudited condensed financial statements contain all adjustments (consisting of only normal recurring adjustments) necessary to present fairly our financial position as of June 30, 2000 and the results of its operations and cash flows for each of the six and three month periods ended June 30, 2000 and 1999. These statements are condensed and therefore do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. The statements should be read in conjunction with financial statements and footnotes included in our financial statements and footnotes as of December 31, 1998 and for the year then ended previously filed with the Securities and Exchange Commission. The results of operations for the six and three months ended June 30, 2000 and 1999 are not necessarily indicative of the results to be expected for the full year.

2.   PREPAID ADVERTISING
     In February 2000, we purchased approximately $2,021,000 of advertising time in various markets located through the United States through the issuance of 207,289 shares of its common stock. These media placement costs for each specific market are expensed when the advertisement 25% of such advertising during the year ending December 31, 2000 and the balance during 2001.

3.   CONTINGENCIES
     Legal Proceedings

     In a lawsuit filed in Indiana, on June 21, 1999, JCB Enterprises ("JCB"), a franchisee of the Company, is seeking money damages in excess of $80,000 for alleged violations of the Indiana Franchise Act and Indiana Deceptive Franchise Practices Act, for common law fraud, rescission of the Franchise Agreement between us and JCB, as well as a declaratory judgment on whether a partnership existed between JCB and us. JCB recently filed personal and corporate bankruptcy and JCB's interest in the lawsuit has been transferred to JCB's bankruptcy trustees who has given a indication of interest in settling the lawsuit out-of-court. We made an offer to settle this lawsuit for $15,000. This offer was rejected by JCB's bankruptcy trustee. Nevertheless, the Company intends to vigorously defend the matter. In addition, the Company is involved in other legal proceedings incurred in the normal course of business. At June 30, 2000, in the opinion of management, there are no proceedings that would have a material effect on the financial position of the Company if adversely decided.

     Merger Related Items

     In connection with the Company's merger with Playorena on September 17, 1999, Playorena's recorded liabilities amounted to $332,218. The details are as set forth below:

                     Notes payable                                $35,000
                     Due to shareholder                            41,300
                     Liabilities of discontinued operations        66,226
                     Accrued expenses                             189,692
                                                                  -------
                              Total liabilities                  $332,218
                                                                  =======


     See accompanying notes to condensed consolidated financial statements.

                        ETRAVNET.COM, INC. AND SUBSIDIARY
                        --------------------------------
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
              ----------------------------------------------------
                SIX AND THREE MONTHS ENDED JUNE 30, 2000 AND 1999
                -------------------------------------------------
                                   (UNAUDITED)
                                   -----------


3.   CONTINGENCIES (CONTINUED)

     Merger Related Items (Continued)

     In connection with the merger, certain Playorena shareholders agreed to indemnify the Company with respect to "losses" incurred with regard to any of these "payables" (as the term is used in the Indemnification Agreement dated September 1999) which are "reflected on the Playorena financial statements as of May 31, 1999 or incurred subsequently prior to the date of closing." The indemnification relates to any claims or other legal actions commenced to collect any amounts included in the balances set forth above, to the extent that claim is made by the potential creditor with in three years from the date of the Agreement. For the reasons set forth above, the Company has given no accounting recognition to these items in its financial statements. Letter of Credit We are contingently liable under a letter of credit in the amount of $25,000, which expires in September 2000. The letter of credit was obtained to facilitate processing airfare reservations via customers' credit cards.

4.   INCOME TAXES
     As a result of the Company's operating loss during the six months ended June 30, 2000, no current income taxes are provided. Deferred tax assets and the related valuation allowance were both increased by approximately $169,000 during the six months ended June 30, 2000. we have net operating loss carryforwards of approximately $397,000 at December 31, 1999.

5.   SEGMENT INFORMATION
     Summarized financial information concerning the Company's reportable segments is shown in the following table. The "other" column includes the merger related charge for issuance of common stock and other corporate items not specifically allocated to the segments. [please put into table, align and run by Ken!]

                                              Travel & Related          Internet
              Six Months Ended                   Management            Technology
                June 30, 2000                     Services              Programs              Other               Total
    --------------------------------------    ------------------    -----------------    ----------------    -----------------
    Revenues                                  $       2,792,832     $        -           $       -           $      2,792,832
    Segment profit (loss)                     $       (475,548)     $        -           $      (22,888)     $       (498,436)
    Total assets                              $       1,862,688     $      3,067,000     $      675,000      $      5,604,688
    Capital expenditures                      $         -           $        157,059     $       -           $        157,059
    Depreciation and amortization             $          32,338     $        -           $       -           $         32,338
    Interest income                           $         -           $        -           $       11,828      $         11,828

   During the six months ended June 30, 1999, the Company operated in the travel and related management services segment only.

                           See accompanying notes to condensed consolidated financial statements.
                                                          I-6


                               ETRAVNET.COM, INC.
                    (Formerly Playorena, Inc.) and Subsidiary

                        CONSOLIDATED FINANCIAL STATEMENTS
                                       AND
                                AUDITORS' REPORT

                     YEARS ENDED DECEMBER 31, 1999 AND 1998

                                    CONTENTS




                                                                         Page

AUDITORS' REPORT                                                           1

CONSOLIDATED FINANCIAL STATEMENTS

     Balance Sheet                                                          2
     Statements of Operations                                               3
     Statements of Shareholders' and Members' Equity                        4
     Statements of Cash Flows                                               5
     Notes to Financial Statements                                        6-15

                          INDEPENDENT AUDITORS' REPORT




To the Board of Directors and Shareholders'
Etravnet.Com, Inc.


We have audited the accompanying consolidated balance sheet of Etravnet.Com, Inc. (formerly Playorena, Inc.) and Subsidiary as of December 31, 1999, and the related consolidated statements of operations, shareholders' and members' equity, and cash flows for the years ended December 31, 1999 and 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Etravnet.Com, Inc. and Subsidiary as of December 31, 1999, and the results of their operations and their cash flows for the years ended December 31, 1999 and 1998, in conformity with generally accepted accounting principles.






Valley Stream, New York
February 9, 2000



     See accompanying notes to condensed consolidated financial statements.


                                                        ETRAVNET.COM, INC.
                                           (Formerly Playorena, Inc.) and Subsidiary

                                                CONSOLIDATED BALANCE SHEET
                                                      DECEMBER 31, 1999
                                                            ASSETS

CURRENT ASSETS
     Cash and cash equivalents (Note 1)                                               $        19,813
     Short-term investments (Note 1)                                                        1,009,956
     Accounts receivable, less allowance for doubtful
         accounts of $74,955                                                                  418,461
     Current portion notes receivable (Note 1)                                                 74,640
     Prepaid expenses and other current assets                                                 96,857
                                                                                        -------------

              Total Current Assets                                                                        $     1,619,727

PROPERTY AND EQUIPMENT, at cost, less accumulated
     depreciation of $36,862 (Note 1)                                                                              73,085

OTHER ASSETS
     Goodwill (Note 3)                                                                        227,848
     Notes receivable, less current portion (Note 1)                                          703,397
     Software license costs (Note 2)                                                          888,800
     Security deposits and other                                                               90,439
                                                                                        -------------

              Total Other Assets                                                                                1,910,484
                                                                                                            -------------

              TOTAL ASSETS                                                                                $     3,603,296
                                                                                                            =============

                      LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES
     Accounts payable and accrued expenses                                              $     270,986
     Deferred revenue (Note 1)                                                                 74,640
                                                                                          -----------

              Total Current Liabilities                                                                  $        345,626

OTHER LIABILITIES
     Deferred revenue (Note 1)                                                                703,397
     Security deposits                                                                        139,358
                                                                                          -----------

              Total Other Liabilities                                                                             842,755
                                                                                                            -------------

              Total Liabilities                                                                                 1,188,381

COMMITMENTS AND CONTINGENCIES (Notes 4 and 11)

SHAREHOLDERS' EQUITY (Notes 1, 5, 6 and 11) Preferred stock, par value $.001 per share; authorized
         5,000,000 shares, none issued or outstanding                                              -
     Common stock, par value $.001 par share; authorized
         20,000,000 shares; issued and outstanding 5,317,753 shares                             5,318
     Additional paid-in capital                                                             2,897,459
     Accumulated deficit                                                                     (454,602)
     Accumulated other comprehensive income (loss)                                            (33,260)
                                                                                          -----------

                                                                                                                2,414,915

              TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                                                 $      3,603,296
                                                                                                            =============

                        See accompanying notes to condensed consolidated financial statements.
                                                        I-10



                                                        ETRAVNET.COM, INC.
                                           (Formerly Playorena, Inc.) and Subsidiary

                                            CONSOLIDATED STATEMENTS OF OPERATIONS
                                       FOR THE YEARS ENDED DECEMBER 31, 1999 AND 1998

                                                                                                1999                1998
                                                                                           ----------          ----------
Revenues (Note 1)
     Franchise fees                                                                   $       411,984     $       955,319
     Franchise service fees and other                                                       1,553,696           1,260,542
     Travel products and services (Note 1)                                                  3,850,373           2,186,592
     Advertising and other                                                                    106,723             104,181
                                                                                        -------------       -------------

         Total Revenues                                                                     5,922,776           4,506,634
                                                                                        -------------       -------------

Operating Expenses
     Cost of travel products and services                                                   3,500,817           2,023,218
     Marketing and selling                                                                  1,297,569           1,331,294
     General and administrative, including $87,840 in 1999
         in the form of common stock purchase warrants
         issued and stock options granted                                                   1,406,739           1,049,250
     Merger related charge for issuance of common stock (Note 1)                              241,000                  -
                                                                                        -------------       -------------

         Total operating expenses                                                           6,446,125           4,403,762
                                                                                        -------------       -------------

         Income (loss) before other income and income taxes                                  (523,349)            102,872

Other Income -primarily interest                                                               85,331              72,191
                                                                                        -------------       -------------

         Income (loss) before income taxes                                                   (438,018)            175,063

Income taxes (Notes 1 and 7)                                                                       -                   -
                                                                                        -------------       -------------

         Net income (loss)                                                                   (438,018)            175,063

Other comprehensive loss (Note 1)                                                             (33,260)                 -
                                                                                        -------------       -------------

         Comprehensive income (loss)                                                  $      (471,278)    $       175,063
                                                                                        =============       =============

Unaudited Pro forma Information (Notes 1 and 9)

         Historical income (loss) before income taxes                                 $      (438,018)    $       175,063

     Provision for Income Taxes
         Adjustment to recognize income taxes as if company
              had been a "C" corporation for the entire year                                       -               74,200
                                                                                        -------------       -------------

         Pro forma net income (loss)                                                  $      (438,018)    $       100,863
                                                                                        =============       =============

     Earnings Per Share:
         Weighted average common shares outstanding                                         4,854,791           4,490,113
                                                                                        =============       =============

     Basic earnings (loss) per share                                                  $         (.09)     $           .02
                                                                                        ============       -=============

     Weighed average common shares outstanding
         assuming exercise of warrants                                                      4,854,791           4,578,308
                                                                                        =============       =============

     Diluted earnings (loss) per share                                                $         (.09)     $            02
                                                                                        ============        =============

                        See accompanying notes to condensed consolidated financial statements.
                                                        I-11



                                                    ETRAVNET.COM, INC.
                                        (Formerly Playorena, Inc.) and Subsidiary

                             CONSOLIDATED STATEMENTS OF SHAREHOLDERS' AND MEMBERS' EQUITY
                                     FOR THE YEARS ENDED DECEMBER 31, 1999 AND 1998

                                                                                    Retained                Accumulated
                                                                       Additional    Earnings                  Other
                                                    Common Stock        Paid-In   (Accumulated   Members'  Comprehensive
                                                  Shares     Amount     Capital      Deficit)     Equity       Loss         Total
                                                  -------    ------   -----------  -----------  ---------  -------------  ----------

Balance - January 1, 1998                           100      $   1    $   174,999  $  751,064    $     -             -    $ 926,064

Net loss of Travel Network, Ltd. for the three
     months ended March 31, 1998                       -          -            -      (17,460)         -             -      (17,460)

Distributions                                          -          -            -     (608,000)         -             -     (608,000)

Acquisition of Travel Network, Ltd. (Note 1)       (100)        (1)      (174,999)   (125,604)    300,604            -            -

Net proceeds from private placement (Note 1)           -          -            -            -     855,500            -      855,500

Net income of Global for nine months ended
     December 31, 1998                                 -          -            -            -     192,523            -      192,523
                                                  -------    ------   -----------  -----------  ---------- -------------  ----------

Balance - December 31, 1998                            -          -            -            -   1,348,627            -    1,348,627

Capital contribution, net of related costs of $40,000  -          -            -            -     210,000            -      210,000

Net earnings of Global through date of merger          -          -            -            -      16,584            -       16,584

Distributions to managing member                       -          -            -            -    (197,836)           -     (197,836)

Acquisition of Global and the Company on
     September 17, 1999                       5,145,410       5,146     1,372,229           -  (1,377,375)           -            -

Acquisition of Travel Network On-line, LLC       47,250          47       332,715           -         -             -      332,762

Exercise of warrants                             44,722          45           (45)          -         -             -            -

Issuance of common shares for investment
     banking services                            80,371          80       240,920           -         -             -      241,000

Warrants issued in connection with acquisition
     of software license                              -           -       863,800           -          -             -      863,800

Professional fees and marketing services paid
     in the form of stock options                     -           -        53,000           -          -             -       53,000

Other comprehensive loss                              -           -            -            -          -        (33,260)    (33,260)

Stock options granted to employees                    -           -        34,840           -          -             -       34,840

Net loss for the period September 18, 1999
     through December 31, 1999                        -           -            -     (454,602)         -             -     (454,602)
                                              -----------    ------   -----------  -----------  ---------  -------------  ----------
Balance - December 31, 1999                   5,317,753      $5,318    $2,897,459  $ (454,602)   $     -    $   (33,260)  $2,414,915
                                              ===========    ======   ===========  ===========  =========  =============  ==========

                        See accompanying notes to condensed consolidated financial statements.
                                                        I-12


                                                     ETRAVNET.COM, INC.
                                        (Formerly Playorena, Inc.) and Subsidiary

                                           CONSOLIDATED STATEMENTS OF CASH FLOWS
                                        FOR THE YEARS ENDED DECEMBER 31, 1999 AND 1998

                                                                                                1999                1998
                                                                                        -------------       -------------

CASH FLOWS FROM OPERATING ACTIVITIES
     Net income (loss)                                                                $      (438,018)    $       175,063
                                                                                        -------------       -------------
     Adjustments to reconcile net income (loss) to net
         cash provided by operating activities:
              Equity in earnings of affiliate                                                      -                 (793)
              Depreciation                                                                     14,730               8,263
              Issuance of common shares for fees                                              241,000                  -
              Stock options granted to employees and consultants                               87,840                  -
              Provision for doubtful accounts                                                  57,000                  -
              Changes in assets and liabilities:
                  Accounts receivable                                                         (41,963)           (162,650)
                  Notes receivable                                                            (99,553)           (434,395)
                  Prepaid expenses and other
                     current assets                                                           (93,126)             19,140
                  Security deposits                                                           (33,689)            (21,997)
                  Accounts payable and accrued expenses                                       133,301             (79,117)
                  Deferred revenue                                                             99,553             434,395
                  Other liabilities                                                            30,466              56,160
                                                                                        -------------       -------------

                  Total adjustments                                                           395,559            (180,994)
                                                                                        -------------       -------------

                  Net cash used by operating activities                                       (42,459)             (5,931)
                                                                                        -------------       -------------

CASH FLOWS FROM INVESTING ACTIVITIES
     Payment for software license fee                                                         (25,000)                 -
     Net advances to affiliate                                                                     -               (4,738)
     Payments for furniture and fixtures                                                      (34,166)            (48,667)
     Cash of acquired company                                                                  98,757                  -
     Payments for short-term investments                                                      (99,040)            (90,918)
                                                                                        -------------       -------------

                  Net cash used by investing activities                                       (59,449)           (144,323)
                                                                                        -------------       -------------

CASH FLOWS FROM FINANCING ACTIVITIES
     Distributions to LLC members                                                            (197,836)           (608,000)
     Net proceeds from private placement                                                      210,000             855,500
                                                                                        -------------       -------------

                  Net cash provided by financing activities                                    12,164             247,500
                                                                                        -------------       -------------

NET INCREASE (DECREASE) IN CASH AND
     CASH EQUIVALENTS                                                                         (89,744)             97,246

CASH AND CASH EQUIVALENTS - beginning                                                         109,557              12,311
                                                                                        -------------       -------------

CASH AND CASH EQUIVALENTS - end                                                       $        19,813     $       109,557
                                                                                        =============       =============

NON-CASH INVESTING AND FINANCING ACTIVITIES
     Issuance of 217,000 common stock warrants
         as partial payment for software license                                      $       863,800     $            -
                                                                                        =============       =============

                        See accompanying notes to condensed consolidated financial statements.
                                                        I-13

                               ETRAVNET.COM, INC.
                               ------------------
                    (Formerly Playorena, Inc.) and Subsidiary
                    -----------------------------------------
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   ------------------------------------------
                 FOR THE YEARS ENDED DECEMBER 31, 1999 AND 1998
                 ----------------------------------------------



1.     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

       REORGANIZATION of PREDECESSOR ENTITY

       In January, 1998, Global Travel Network, LLC ("Global") was formed as a New Jersey limited liability company. During January through March 1998, Global sold 998,000 membership units, approximating a 20% membership interest, in a private placement for net proceeds of $855,500.

      On April 1, 1998, Global acquired the operating assets and assumed the operating liabilities of Travel Network, Ltd. ("Travel Network") from its shareholder in exchange for a membership interest representing ownership of approximately 80% of Global. For accounting purposes, Travel Network was considered the acquiring entity. Prior to its acquisition by Global during November and December 1997, a one-third shareholder of Travel Network acquired the remaining two-thirds shareholder interests for an amount slightly in excess of their book value at December 31, 1997. For financial reporting purposes, Global was considered to be a continuation of Travel Network.

       Merger OF GLOBAL AND Playorena, Inc.

       Global,  Playorena,  Inc.  ("Playorena"),  an  inactive  publicly  traded company, and Playorena Acquisition Corp. ("PAC"), a wholly owned subsidiary of Playorena entered into an Agreement and Plan of Reorganization dated July 27, 1999, as amended on September 17, 1999 (the "Merger" or "reverse acquisition"). Immediately prior to the Merger, and in connection therewith, the shareholders of Playorena approved a .027533 for 1 reverse stock split (the "reverse split"), which reduced Playorena's outstanding common shares to 294,694. The merger agreements provided for the conversion of Global's membership interest into a total of 5,063,379 new Playorena common shares, including 132,292 and 88,195, respectively, new common shares reserved for issuance upon exercise of certain Global stock purchase warrants assumed in the reverse acquisition, which are exercisable at $.01 and $4.00 per share, respectively, and expire on March 31, 2003. In addition, pursuant to the Merger agreements, PAC merged with and into Global. Shortly after the completion of the transaction discussed above, Playorena changed its name to Etravnet.Com, Inc. ("the Company"). For financial reporting purposes, Global is considered the acquiring entity. In addition, financial advisors to the transaction were issued approximately 80,000 common shares as partial payment for their services provided to the combining companies. The fair value of those shares, $241,000, as estimated by management, is reflected as a merger related expense in 1999. Consolidated results of operations include both Global and Playorena from September 17, 1999.

       PRINCIPLES OF CONSOLIDATION

       The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All significant intercompany accounts and transactions are eliminated in consolidation.

       BUSINESS

       The Company is engaged in the business of selling franchises to existing and start-up travel agency operators to use the Company's systems, methods and techniques for promoting and performing travel agency services. Franchisees are charged an initial franchise fee upon the signing of a franchise agreement. In addition to the initial fee, franchisees are required to remit monthly service and advertising fees, as defined in the franchise agreement, to the Company. Franchise agreements are typically for fifteen-year terms and are renewable for additional ten-year terms.

                               ETRAVNET.COM, INC.
                               ------------------
                    (Formerly Playorena, Inc.) and Subsidiary
                    -----------------------------------------
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   ------------------------------------------
                 FOR THE YEARS ENDED DECEMBER 31, 1999 AND 1998
                 ----------------------------------------------



1.     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

       BUSINESS (CONTINUED)

       The Company also sells area franchise agreements. Area franchisees are charged an initial fee upon the signing of a franchise agreement. In consideration for soliciting, screening, evaluating and introducing prospective franchisees to the Company, as well as undertaking certain franchiser responsibilities, the area franchisee receives from 50% to 66-2/3% of any initial franchise fees, service fees and other revenues, as defined, for new franchises granted in the defined area. Such area franchise agreements are typically for a ten-year term and are renewable for one additional ten-year term.

       The Company is also engaged in the wholesale travel business, providing product and services to its franchisees, which it obtains from tour operators and cruise lines. The Company also operates a retail travel agency.

       Currently, the Company has 356 franchises operating in 37 U.S. states. Additionally, there are franchises in 21 countries.

       USE OF ESTIMATES

       The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

       REVENUE RECOGNITION

       Franchise Fees

       Payment of an initial franchise fee, which is due upon execution of a franchise agreement, can be in the form of cash, notes or a combination thereof. Revenue is recognized when all material services and conditions required of the Company, prior to the opening of the franchised business, have been performed and substantial doubts of collectibility have been eliminated, usually upon receipt of payment.

       Travel Products and Services

       Commissions earned from the sales of travel products and services are generally recognized upon receipt. Revenues earned from all other sales of travel and related products, where the Company is the credit card merchant of record, are recorded at their aggregate retail value. Cancellations have historically not been material.

       Other

       Advertising, franchise service fees and other revenues are recognized as they become payable by the franchisee. Other revenue consists primarily of travel related income from the operation of a retail travel service, and certain earned commissions.

                               ETRAVNET.COM, INC.
                               ------------------
                    (Formerly Playorena, Inc.) and Subsidiary
                    -----------------------------------------
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   ------------------------------------------
                 FOR THE YEARS ENDED DECEMBER 31, 1999 AND 1998
                 ----------------------------------------------



1.     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

       Concentration of Credit Risk

       The Company is subject to credit risk through its trade receivables and short-term investments. Credit risk with respect to trade receivables is minimized due to the Company's large customer base and geographic dispersion of such customers. Short-term investments are placed in a highly-rated mutual bond fund.

       FINANCIAL INSTRUMENTS

       The Company's financial instruments include cash, trade receivables, current maturities of notes receivable and payables for which carrying amounts approximate fair value due to the relatively short maturity of these instruments. The carrying value of the Company's short-term investments approximates fair value based on quoted market prices. Management has determined that it would not be practicable to estimate the fair values of its long-term notes receivable.

       CASH AND CASH EQUIVALENTS

       Cash and cash equivalents include all highly liquid investments with original maturities, when purchased, of three months or less. Cash and equivalents included $6,314 of uninsured money market funds at December 31, 1999.

       SHORT-TERM INVESTMENTS

       Short-term investments consist of mutual bond funds which are classified as "available-for-sale" securities and, accordingly, are carried at fair value. Realized gains and losses are included in earnings; unrealized holding gains and losses are reported as a separate component of stockholders' equity. At December 31, 1999, unrealized losses amounted to $33,260. At December 31, 1998, cost approximated market value.

       INVESTMENT IN AFFILIATE

       The Company's 25% investment in an affiliate was accounted for under the equity method; cost was increased or decreased by the Company's share of earnings or losses, less distributions and advances. The Company acquired the remaining 75% of this affiliate on December 8, 1999. This has been accounted for as a purchase and, accordingly, results of operations of the affiliate have been included in the Company's financial statements since that date. Results of operations of the affiliate, however, were not material for either 1999 or 1998 (Note 3).

       PROPERTY, EQUIPMENT AND DEPRECIATION

       Property and equipment is stated at cost, and consist of fixtures and store equipment. Major expenditures for property and those which substantially increase useful lives are capitalized. Maintenance, repairs, and minor renewals are expensed as incurred. When assets are retired or otherwise disposed of, their costs and related accumulated depreciation are removed from the accounts and resulting gains or losses are included in income. Depreciation is provided by the straight-line method over the estimated useful lives of the assets, five to seven years.

                               ETRAVNET.COM, INC.
                               ------------------
                    (Formerly Playorena, Inc.) and Subsidiary
                    -----------------------------------------
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   ------------------------------------------
                 FOR THE YEARS ENDED DECEMBER 31, 1999 AND 1998
                 ----------------------------------------------



1.     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

       PROFIT SHARING PLAN

       In 1997, the Company adopted a defined contribution plan. All employees who have completed 1,000 hours of service during the plan year may participate. Contributions are accrued and paid out of the Company's current profits at the discretion of the Company's Board of Directors. Employees may make voluntary contributions, subject to statutory limitations. The Board has elected not to make a contribution for 1999. The Company's contribution for 1998 was $37,719.

       ADVERTISING COSTS

       The Company expenses all advertising costs as incurred. Advertising expense was $82,200 and $89,926 for 1999 and 1998, respectively.

       INCOME TAXES

       Through March 31, 1998, Travel Network Ltd. (a predecessor to Global) elected to be treated as a small business corporation ("S" Corporation) for income tax purposes as provided in the Internal Revenue Code and the applicable state statutes. Thereafter and through September 17, 1999, Global was a nontaxable limited liability company. Accordingly, no federal income taxes were provided in the accompanying financial statements for that period. After September 17, 1999, the Company became a taxable "C" Corporation (Note 9).

       COMPREHENSIVE INCOME

       Effective January 1, 1998, the Company adopted the provisions of Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income" ("SFAS No. 130"). SFAS No. 130 establishes new rules for reporting and display of comprehensive income and its components. At December 31, 1999, the only item of comprehensive loss was the unrealized loss on marketable securities in the amount of $33,260.

       SEGMENT INFORMATION

       Effective January 1, 1998, the Company adopted Statement of Financial Accounting Standards No. 131, "Disclosures about Segments of an Enterprise and Related Information" (SFAS No. 131). SFAS No. 131
       superseded SFAS No. 14, "Financial Reporting of Segments of a Business Enterprise. SFAS No. 131 establishes standards for the way that business enterprises report information about operating segments in annual financial statements and requires that those enterprises report selected information about operating segments in interim financial reports. SFAS No. 131 also establishes standards for related disclosure about products and services, geographic areas, and major customers. Based on the Company's evaluation of the requirements of SFAS No. 131, management believes that the Company operates in two business segments providing and selling (1) management services within the travel industry, including franchising activities and (2) beginning in 1999, Internet based technology programs.

       EARNINGS PER SHARE

       For the period January 1, 1999 through September 17, 1999 and for all of 1998, the pro forma weighted average number of shares was based on the number of common shares obtained by Global's members in connection with the reverse acquisition. Thereafter, basic earnings per share are based on the weighted average number of common shares outstanding. Diluted earnings per common share assume that outstanding common shares are increased by shares issuable upon exercise of those stock options for which market price exceeds exercise price where their exercise would be dilutive.

                               ETRAVNET.COM, INC.
                               ------------------
                    (Formerly Playorena, Inc.) and Subsidiary
                    -----------------------------------------
                    NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                    ------------------------------------------
                 FOR THE YEARS ENDED DECEMBER 31, 1999 AND 1998
                 ----------------------------------------------


1.     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

       STOCK-BASED COMPENSATION

       Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" (SFAS 123) requires that companies with stock-based compensation plans recognize compensation expense based on the "fair value" accounting method, or to apply the "intrinsic value" method provisions of Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" (APB 25), and disclose pro forma net income assuming the fair value method had been applied.

       The Company has elected to adopt the disclosure-only provisions of SFAS 123 and, accordingly, computes compensation expense for employees as prescribed by APB 25. Under APB 25, compensation cost, if any, is measured as the excess of the quoted market price of the Company's stock at the date of grant over the amount an employee must pay to acquire the stock. For stock options granted to non-employees, expense is measured based on the fair value method prescribed by SFAS 123.

2.     SOFTWARE LICENSE AGREEMENT

       In 1999, the Company entered into a four-year agreement to license software designed for and expected to be utilized by the Company in its e-commerce activities. In connection therewith, the Company agreed to pay the licensor $50,000 and to issue to the licensor warrants to acquire an aggregate of 217,000 shares of the Company's common stock. The first $25,000 was payable on the date of the agreement. The balance is payable in two installments of $12,500 due in the year 2000. In addition, during the second year of the license, the Company is required to pay $75,000 in four equal installments. If the Company elects to do so, it may renew its license subsequent to the fourth year for $50,000 per year. The warrants issued in connection with transactions are summarized in the table below.

                                                Number
                                              of Shares                     Exercise
                  Date                         Issuable                       Price                      Expiration
       --------------------------       ----------------------       ---------------------       --------------------------

       December 27, 1999                        117,000              $5.00 Per Share             December 27, 2000
       December 27, 1999                        100,000              $5.00 Per Share             December 27, 2004


       The warrants were valued at between $3.49 and $4.40 per share for the warrants expiring in 2000 and 2004, respectively, and together with the first-year cash portion of the agreement, such amounts were utilized to determine the initial cost of the license arrangement. Commencing upon delivery of the software, expected in 2000, the costs, which amount to $888,800 at December 31, 1999, will be amortized over the four years of the agreement's initial term.

       In addition to the payments noted above, the Company must pay the licensor royalties aggregating 3.75% of any revenues received by the Company as a result of any transaction processed using the software, and support fees. Support fees represent the licensor's direct costs of "development support" and "maintenance support", as those terms are defined.

3.     ACQUISITION OF TRAVEL NETWORK ON-LINE, LLC.

       Effective December 8, 1999, the Company issued 47,250 shares of its common stock to acquire the portion of Travel Network On-Line, LLC that it did not already own. The excess (approximately $227,000) of the fair value of the shares issued over the book value of the acquired assets has been reflected as goodwill in the accompanying consolidated balance sheet.

                               ETRAVNET.COM, INC.
                               ------------------
                    (Formerly Playorena, Inc.) and Subsidiary
                    -----------------------------------------
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   ------------------------------------------
                 FOR THE YEARS ENDED DECEMBER 31, 1999 AND 1998
                 ----------------------------------------------



4.     COMMITMENTS AND CONTINGENCIES

       Leases

       The Company is obligated under two office leases expiring April 30, 2002, for minimum annual rentals, currently at $47,470, plus increases based upon real estate taxes and operating costs.

       In addition, the Company has entered into various lease agreements with Wal-Mart Stores, Inc. for 55 locations pursuant to a master lease arrangement. The Company is obligated to pay approximately $71,000 per month in the aggregate. The Company has also entered into sub-lease agreements with franchisees at certain of these Wal-Mart locations with payment terms approximating the Company's obligation under its master lease arrangement. The Company has an option to renew the leases for a three-year period and, additionally, a five-year period.

       The following is a summary of net rental expense, included in general and administrative expenses, under all operating leases:


                                             1999                1998
                                          ----------          ----------

        Minimum rentals                  $   721,000         $   664,000
        Less:  Sublease rentals              674,000             535,164
                                          ----------          ----------
                                         $    47,000         $   128,836
                                         ===========          ==========

       Minimum future rental payments under noncancelable operating leases having remaining terms in excess of one year as of December 31, 1999, are as follows:

                2000                             $   474,900
                2001                                 217,000
                2002                                  74,000
                2003                                  58,000
                2004                                   5,000
                                                ------------
                        Total                    $   828,900
                                                  ==========

       The  minimum  future  rentals  have not  been  reduced  by  approximately
       $753,000 of sublease rentals to be received in the future under noncancelable subleases.

       Legal Proceedings

       In a lawsuit filed in Indiana, on June 21, 1999, JCB Enterprises ("JCB"), a franchisee of the Company is seeking money damages in excess of $80,000 for alleged violations of the Indiana Franchise Act and Indiana Deceptive Franchise Practices Act, for common law fraud, rescission of the Franchise Agreement between the Company and JCB, as well as a declaratory judgment on whether a partnership existed between JCB and the Company. JCB recently filed personal and corporate bankruptcy and JCB's interest in the lawsuit has been transferred to JCB's bankruptcy trustee who has given an indication of interest in settling the lawsuit out-of-court. The Company made an offer to settle this lawsuit for $15,000. This offer was rejected by JCB's bankruptcy trustee. Nevertheless, the Company intends to vigorously defend the matter. In addition, the Company is involved in other legal proceedings incurred in the normal course of business. At December 31, 1999, in the opinion of management, there are no proceedings that would have a material effect on the financial position of the Company if adversely decided.

                               ETRAVNET.COM, INC.
                               ------------------
                    (Formerly Playorena, Inc.) and Subsidiary
                    -----------------------------------------
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   ------------------------------------------
                 FOR THE YEARS ENDED DECEMBER 31, 1999 AND 1998
                 ----------------------------------------------



4.     COMMITMENTS AND CONTINGENCIES (CONTINUED)

       Merger Related Items

       As of the date of the reverse acquisition (Note 1), Playorena's recorded liabilities amounted to $332,218 and consisted of notes payable of $35,000 and other accrued expenses of $297,718. In connection therewith, certain Playorena shareholders agreed to indemnify the Company with respect to "losses" incurred with regard to any of these "payables", as these terms are defined in the related Indemnification Agreement. The indemnification relates to any claims made by a potential creditor within three years from the date of the Agreement. For the reasons set forth above, the Company has not included these liabilities in the financial statements.

       Letter of Credit

       The Company is contingently liable under a letter of credit in the amount of $25,000, which expires in September 2000. The letter of credit was obtained to facilitate processing airfare reservations via customers credit cards.

5.     STOCKHOLDERS' EQUITY

       Sale of Equity Interest

       In March 1999, Global, with the approval of its members, sold 500,000 equity units of the Company to Liberty Travel, a major travel agency chain, for $250,000. In connection therewith, Global received an option from the investor to reacquire the units for $250,000 plus a premium designed to return to the buyer a 10% per annum return. The option expires 30 months from March 1999. In July 1999 the option was assigned to all of Global's members other than Liberty Travel. In connection with the reverse acquisition (Note 1), the units were converted into shares of the Company's stock.

       Shares Reserved for Issuance

         Common shares are reserved for issuance as follows:

              Warrants

              Exercisable at $.01 per share                                           132,292
              Exercisable at $4.00 per share                                           88,195
              Exercisable at $5.00 per share                                          217,000

              Options

              Exercisable at various prices with a weighted average of $4.02          503,000
                                                                                 -------------

                    Total                                                             940,487
                                                                                 =============

                               ETRAVNET.COM, INC.
                               ------------------
                    (Formerly Playorena, Inc.) and Subsidiary
                    -----------------------------------------
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   ------------------------------------------
                 FOR THE YEARS ENDED DECEMBER 31, 1999 AND 1998
                 ----------------------------------------------



6.     STOCK OPTIONS

       During 1999, the Company granted stock options (non-qualified) to various employees and certain consultants to the Company. Generally, the options granted are exercisable for up to seven years, subject to a vesting schedule in the case of employees' options. Options granted to the consultants in 1999 are immediately exercisable. The options were granted with exercise prices ranging from $3.00 per share to $8.00 per share. The earliest date that the employees' options will vest is September 17, 2000.

       A summary of stock option activity and weighted average exercise prices follows:

                                                      Year Ended
                                                   December 31, 1999
                                       ---------------------------------------
                                              Options           Exercise Price
                                       -----------------     -----------------

           Outstanding, beginning of year          -        $            -
           Granted (a)                          503,000                  4.02
           Exercised                               -                     -
           Forfeited/Cancelled                     -                     -
                                           -------------         -------------

           Outstanding, end of year             503,000       $          4.02
                                           =============         =============

           Exercisable                           10,000       $          5.00
                                           =============         =============

       (a) 400,000 options were granted at an exercise price of $3.00 per share when the market price of the underlying common stock was $3.39 per share.

       A summary of stock options outstanding and exercisable as of December 31, 1999 follows:


                                                   Options Outstanding                    Options Exercisable
                                         -------------------------------------   -------------------------------------
                                               Weighted            Weighted                             Weighted
          Exercise         Number               Average             Average          Number              Average
           Prices        Outstanding        Remaining Life         Exercise        Exercisable       Exercise Price
       -------------  -----------------  --------------------  ---------------   ---------------  --------------------

             $3.00           400,000           3 Years               $3.00                 -                 -
             $5.00            10,000           1 Year                $5.00             10,000             $5.00
             $8.00            93,000           3 Years               $8.00                 -                 -

       The fair value of the options granted was estimated using the Black-Scholes option pricing model based on weighted average assumptions of; risk free interest rate of 5.75%, volatility 143%, expected lives of 1 to 3 years and a dividend yield of zero.

       Had  compensation   cost  for  employee  stock  options  been  determined
       consistent with SFAS 123, the Company's net loss and loss per share would have been as follows for 1999:

              Net loss as reported                             $       (438,018)
              Pro forma net loss                               $       (633,736)
              Loss per share as reported                       $           (.09)
              Pro forma loss per share                         $           (.13)

                               ETRAVNET.COM, INC.
                               ------------------
                    (Formerly Playorena, Inc.) and Subsidiary
                    -----------------------------------------
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   ------------------------------------------
                 FOR THE YEARS ENDED DECEMBER 31, 1999 AND 1998
                 ----------------------------------------------


7.     INCOME TAXES

       The components of deferred tax assets and liabilities is as follows at December 31, 1999:

              Net operating loss carryforward                 $       143,000
              Allowance for doubtful accounts                          19,000
              Less:   Valuation allowance                            (162,000)
                                                                 -------------

              Net deferred asset                              $            -
                                                                 =============

       As a result of the company's operating loss in 1999 no current income taxes are provided. The following is a reconciliation of the Company's income tax expense (benefit) reflected in the financial statements and the amounts calculated at the federal statutory income tax rate.

              Income tax benefit at statutory rate            $       162,000
              Increase in valuation allowance                        (162,000)
                                                                 -------------

              Total provision for (benefit from) income taxes  $           -
                                                                 =============

       As  of  December  31,  1999,   the  Company  has  a  net  operating  loss
       carryforward of $397,000 that expires in 2014.

8.     RELATED PARTY TRANSACTIONS

       The Company pays commissions to another company owned by a significant shareholder who is also the Company's Chief Executive Officer. Such payments totalled approximately $118,000 and $42,000 for the years ended December 31, 1999 and 1998, respectively.

9.     PRO FORMA INFORMATION (UNAUDITED)

       As discussed in Note 1, the Company was a nontaxable entity prior to September 17, 1999. As a result of the merger with Playorena on that date, Global's LLC status was terminated. Therefore, the Company's tax status changed to that of a regular "C" corporation. The pro forma effect of the change in the Company's income tax status on the historical results of operations is presented in the accompanying statements of operations. The pro forma provision for income taxes reflects federal, state and local income taxes, which would have been required if the Company had operated as a taxpaying entity in each of the respective periods.

10.    SEGMENT INFORMATION

       Summarized financial information concerning the Company's reportable segments is shown in the following table. The "other" column includes the merger related charge for issuance of common stock and other corporate items not specifically allocated to the segments.

                                                   Travel &
                                                   Related             Internet
                                                  Management          Technology
                        1999                       Services            Programs              Other               Total
       -------------------------------------   -----------------  ------------------  ------------------  -----------------

       Revenues                                  $     5,922,776     $            -     $             -     $     5,922,776
       Segment profit (loss)                     $      (106,566)    $       (90,873)   $       (240,579)   $      (438,018)
       Total assets                              $     1,704,540     $       888,800    $      1,009,956    $     3,603,296
       Capital expenditures                      $        34,166     $       888,800    $             -     $       922,966
       Depreciation and amortization             $        14,730     $            -     $             -     $        14,730
       Interest income                           $            -      $            -     $         85,331    $        85,331

       During  1998,  the  Company  operated  only  in the  travel  and  related management services segment.

                                                                I-22

                               ETRAVNET.COM, INC.
                               ------------------
                    (Formerly Playorena, Inc.) and Subsidiary
                    -----------------------------------------
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   ------------------------------------------
                 FOR THE YEARS ENDED DECEMBER 31, 1999 AND 1998
                 ----------------------------------------------



11.    SUBSEQUENT EVENTS

       In February 2000, the Company purchased approximately $2,000,000 of cable television advertising time in various television markets located throughout the United States. In return, the Company issued 207,289 shares of its common stock to the company that will arrange and handle the schedule and placement of the ads in a media campaign.

       The Company intends to enter into a five-year employment agreement with its Chief Executive Officer ("CEO"). Pursuant to the intended agreement, the CEO will be paid an annual base salary of $192,500 per year with annual 10% increases, and a bonus incentive of 10% of all initial franchise fees earned by the Company. Additionally, the agreement is intended to provide the CEO certain rights in the event of a change in control of the Company.

                          GLOBAL TRAVEL NETWORK, L.L.C.
              (A MAJORITY-OWNED SUBSIDIARY OF TRAVEL NETWORK, LTD.)

                              FINANCIAL STATEMENTS
                                       AND
                                AUDITORS' REPORT

                     YEARS ENDED DECEMBER 31, 1998 AND 1997

                                    CONTENTS



                                                                            Page
AUDITORS' REPORT                                                              1

FINANCIAL STATEMENTS

     Balance Sheet                                                            2
     Statements of Income                                                     3
     Statements of Shareholders' and Members' Equity                          4
     Statements of Cash Flows                                                 5
     Notes to Financial Statements                                          6-12

                          INDEPENDENT AUDITORS' REPORT




To the Members of
Global Travel Network, L.L.C.
(A Majority-Owned Subsidiary of Travel Network, Ltd.)


We have audited the accompanying balance sheet of Global Travel Network, L.L.C. (a majority-owned subsidiary of Travel Network, Ltd.) as of December 31, 1998, and the related statements of income, shareholders' and members' equity, and cash flows for the years then ended December 31, 1998 and 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Global Travel Network, L.L.C. as of December 31, 1998, and the results of its operations and its cash flows for the years ended December 31, 1998 and 1997, in conformity with generally accepted accounting principles.

As more fully described in Note 8, subsequent to the issuance of the Company's 1998 and 1997 financial statements and our report thereon dated March 8, 1999, we became aware that those financial statements erroneously reported certain travel agency revenues and related costs. In our original report we expressed an unqualified opinion on the 1998 and 1997 financial statements, and our opinion on the revised statements, as expressed herein, remains unqualified.





Valley Stream, New York                    Israeloff, Trattner & Co., CPAs, P.C.
March 8, 1999, except for Note 6(b),
as to which the date is September 17, 1999 and
Note 8, as to which the date is October 7, 1999



                                              GLOBAL TRAVEL NETWORK, L.L.C.
                                              -----------------------------
                                 (A MAJORITY-OWNED SUBSIDIARY OF TRAVEL NETWORK, LTD.)
                                 -----------------------------------------------------
                                                   BALANCE SHEET
                                                   -------------
                                                 DECEMBER 31, 1998
                                                 -----------------
                                                      ASSETS
                                                      ------


CURRENT ASSETS
     Cash and cash equivalents (Note 1)                                                   $   109,557
     Short-term investments (Note 1)                                                          944,176
     Notes receivable (Notes 1 and 8)                                                         108,892
     Accounts receivable, less allowance for doubtful
         accounts of $17,955 in 1998 and $18,355 in 1997                                      433,498
     Prepaid expenses and other current assets                                                  3,731
                                                                                           ----------

              Total Current Assets                                                         $1,599,854

PROPERTY AND EQUIPMENT, at cost, less accumulated
     depreciation of $22,132 (Notes 1 and 2)                                                   53,649

OTHER ASSETS
     Notes receivable, less current portion (Notes 1 and 8)                                   569,592
     Security deposits                                                                         56,750
     Investment in and advances to affiliate (Note 4)                                           5,531
                                                                                           ----------

              Total Other Assets                                                              631,873
                                                                                           ----------

              TOTAL ASSETS                                                                 $2,285,376
                                                                                           ==========

                         LIABILITIES AND MEMBERS' EQUITY

CURRENT LIABILITIES
     Accounts payable and accrued expenses                                                $   137,682
     Deferred revenue (Notes 1 and 8)                                                         108,892
                                                                                           ----------

              Total Current Liabilities                                                                       $   246,574

OTHER LIABILITIES
     Deferred revenue(Notes 1 and 8)                                                          569,592
     Security deposits                                                                        120,583
                                                                                           ----------

              Total Other Liabilities                                                                             690,175
                                                                                                               ----------

              Total Liabilities                                                                                   936,749

COMMITMENTS AND CONTINGENCIES (Note 5)

MEMBERS' EQUITY (Notes 1 and 6)                                                                                 1,348,627
                                                                                                                ---------

              TOTAL LIABILITIES AND MEMBERS' EQUITY                                                            $2,285,376
                                                                                                                =========

                        See accompanying notes to condensed consolidated financial statements.
                                                        I-27



                                                  GLOBAL TRAVEL NETWORK, L.L.C.
                                                  -----------------------------
                                     (A MAJORITY-OWNED SUBSIDIARY OF TRAVEL NETWORK, LTD.)
                                     -----------------------------------------------------
                                                      STATEMENTS OF INCOME
                                                      --------------------
                                        FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1997
                                        ----------------------------------------------


                                                                                                1998                1997
                                                                                           ----------          ----------
Revenues (Note 1)
     Franchise fees                                                                       $   955,319         $   866,474
     Franchisee service fees and other                                                      1,260,542           1,028,704
     Travel agency revenues (Note 8)                                                        2,186,592           1,296,462
     Advertising fees                                                                         104,181             114,062
                                                                                           ----------          ----------

         Total Revenues                                                                     4,506,634           3,305,702
                                                                                            ---------           ---------
Operating Expenses
     Cost of travel agency revenues (Note 8)                                                2,023,218           1,187,529
     Marketing and selling                                                                  1,331,294           1,245,135
     General and administrative                                                             1,049,250             752,340
                                                                                            ---------          ----------

         Total operating expenses                                                           4,403,762           3,185,004
                                                                                            ---------           ---------

         Income before other income and income taxes                                          102,872             120,698

Other Income -Interest                                                                         72,191              61,637
                                                                                          -----------         -----------

         Income before state income taxes                                                     175,063             182,335

State income taxes (Note 1)                                                                        -                5,000
                                                                                          -----------         -----------

         Net income                                                                       $   175,063         $   177,335
                                                                                           ==========          ==========
Pro forma Information (Unaudited) (Note 7)

         Historical income before income taxes                                            $   175,063         $   182,335
                                                                                           ----------          ----------
     Provision for Income Taxes
         Historical                                                                                -                5,000
         Adjustment to recognize income taxes as if company
              had been a "C" corporation                                                       74,200              75,000
                                                                                          -----------         -----------

         Pro forma tax provision                                                               74,200              80,000
                                                                                          -----------         -----------

         Pro forma net income                                                             $   100,863         $   102,335
                                                                                           ==========          ==========

     Earnings Per Share:
         Weighted average common shares outstanding                                         4,490,113           3,609,970
                                                                                            =========           =========

     Basic earnings per share                                                          $          .02      $          .03
                                                                                        =============       =============

         Weighed average common shares outstanding
              assuming exercise of warrants                                                 4,578,308           3,609,970
                                                                                            =========           =========

     Diluted earnings per share                                                        $          .02      $          .03
                                                                                        =============       =============

                        See accompanying notes to condensed consolidated financial statements.
                                                        I-28



                                                      GLOBAL TRAVEL NETWORK, L.L.C.
                                                      -----------------------------
                                        (A MAJORITY-OWNED SUBSIDIARY OF TRAVEL NETWORK, LTD.)
                                        -----------------------------------------------------
                                            STATEMENTS OF SHAREHOLDERS' AND MEMBERS' EQUITY
                                            -----------------------------------------------
                                            FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1997
                                            ----------------------------------------------





                                                                             Additional
                                                       Common Stock           Paid-In        Retained         Members'
                                                  Shares         Amount       Capital         Earnings        Equity        Total
                                                  -------        ------     -----------     -----------      ---------   ----------

Balance - January 1, 1997                             100       $    1      $   174,999     $   670,012      $       -   $  845,012

     Net income                                         -            -                -         177,335              -      177,335

     Distributions                                      -            -                -         (96,283)             -      (96,283)
                                                    -----       ------       ----------     -----------       --------    ----------

Balance - December 31, 1997                           100            1          174,999         751,064              -      926,064

     Net loss for the three months
        ended March 31, 1998                            -            -                -         (17,460)             -      (17,460)

     Distributions                                      -            -                -        (608,000)             -     (608,000)
                                                  -------       ------       ----------       ----------       -------     ---------

Balance - March 31, 1998                              100            1          174,999         125,604              -      300,604

     Recapitalization (Note 1)                       (100)          (1)        (174,999)       (125,604)       300,604           -

     Net proceeds from private placement
        (Note 1)                                        -             -               -               -        855,500      855,500

     Net income for nine months ended
        December 31, 1998                               -             -               -               -        192,523      192,523
                                                   ------        ------      ----------       ----------      --------      --------

Balance - December 31, 1998                             -        $    -       $       -       $        -    $1,348,627   $1,348,627
                                                   ======        ======       ==========      ==========     =========    =========

                        See accompanying notes to condensed consolidated financial statements.
                                                        I-29



                                                GLOBAL TRAVEL NETWORK, L.L.C.
                                                -----------------------------
                                  (A MAJORITY-OWNED SUBSIDIARY OF TRAVEL NETWORK, LTD.)
                                  -----------------------------------------------------
                                                  STATEMENTS OF CASH FLOWS
                                                  ------------------------
                                        FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1997
                                        ----------------------------------------------



                                                                                               1998                1997
                                                                                           ----------          ----------

CASH FLOWS FROM OPERATING ACTIVITIES
     Net income                                                                           $   175,063         $   177,335
                                                                                           ----------          ----------
     Adjustments to reconcile net income to net
         cash provided by operating activities:
              Equity in earnings of affiliate                                                    (793)                 -
              Depreciation                                                                      8,263               2,660
              Changes in assets and liabilities:
                  Accounts receivable                                                        (162,650)             55,965
                  Notes receivable                                                           (434,395)            212,299
                  Prepaid expenses and other
                     current assets                                                            19,140             (20,495)
                  Security deposits                                                           (21,997)            (18,539)
                  Accounts payable and accrued expenses                                       (79,117)            120,829
                  Deferred revenue                                                            434,395            (212,299)
                  Income taxes payable                                                             -               (3,300)
                  Other liabilities                                                            56,160              45,120
                                                                                          -----------         -----------

                  Total adjustments                                                          (180,994)            182,240
                                                                                           ----------          ----------

                  Net cash provided (used) by operating activities                             (5,931)            359,575
                                                                                         ------------          ----------
CASH FLOWS FROM INVESTING ACTIVITIES
     Net advances to affiliate                                                                 (4,738)                 -
     Purchase of furniture and fixtures                                                       (48,667)            (14,073)
     Acquisition of short-term investments                                                    (90,918)           (556,774)
                                                                                          -----------          ----------

                  Net cash used by investing activities                                      (144,323)           (570,847)
                                                                                           ----------          ----------
CASH FLOWS FROM FINANCING ACTIVITIES
     Distributions to shareholders                                                           (608,000)            (96,283)
     Net proceeds from private placement                                                      855,500                  -
                                                                                           ----------          ----------

                  Net cash provided (used) by financing activities                            247,500             (96,283)
                                                                                           ----------         -----------

NET INCREASE (DECREASE) IN CASH AND
     CASH EQUIVALENTS                                                                          97,246            (307,555)

CASH AND CASH EQUIVALENTS - beginning                                                          12,311             319,866
                                                                                          -----------          ----------

CASH AND CASH EQUIVALENTS - end                                                           $   109,557        $     12,311

                                                                                          ==========          ===========
                        See accompanying notes to condensed consolidated financial statements.
                                                        I-30

                          GLOBAL TRAVEL NETWORK, L.L.C.
                          -----------------------------
              (A MAJORITY-OWNED SUBSIDIARY OF TRAVEL NETWORK, LTD.)
              -----------------------------------------------------
                          NOTES TO FINANCIAL STATEMENTS
                          -----------------------------
                 FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1997
                 ----------------------------------------------


1.     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

       REORGANIZATION

       In January, 1998, Global Travel Network, L.L.C. (the "Company") was formed as a Delaware limited liability company. During January through March 1998, the Company sold 998,000 membership units, approximating a 20% membership interest, in a private placement for net proceeds of $855,500.

       On April 1, 1998, the Company acquired the operating assets and assumed the operating liabilities of Travel Network, Ltd. ("Travel Network") in exchange for approximately an 80% membership interest in the Company. Travel Network's equity accounts were recharacterized as members' equity. Prior to its acquisition by the Company, during November and December 1997, a one-third shareholder of Travel Network acquired the remaining two-thirds shareholder interests for an amount slightly in excess of their book value at December 31, 1997. For financial reporting purposes, the Company is considered to be a continuation of Travel Network and the private placement is considered a recapitalization of the Company.

       As a limited liability company, its members have limited personal liability for the obligations or debts of the Company. Only one class of membership interest exists and Travel Network is the Managing Member. The Company will terminate December 31, 2028, unless sooner terminated or otherwise extended. Generally, with the exception of certain "special allocations", as defined in the L.L.C. Operating Agreement, and subject to partnership tax regulations, profits and losses of the Company are allocated, and distributions made, among the members in proportion to the number of units held by each respective member. The Agreement also requires the Company to distribute to its members an amount equal to 40% of the previous year's net operating profits, if any.

       The Company is engaged in the business of selling franchises to existing and start-up travel agency operators to use its systems, methods and techniques for promoting and performing travel agency services. Franchisees are charged an initial franchise fee upon the signing of a franchise agreement. In addition to the initial fee, franchisees are required to remit monthly service and advertising fees, as defined in the franchise agreement, to the Company. Franchise agreements are typically for fifteen-year terms and are renewable for additional ten-year terms.

       The Company offers a "Regional President" (area franchise), as defined. Franchisees are charged an initial fee upon the signing of a franchise agreement. In consideration for soliciting, screening, evaluating and introducing prospective franchisees to the Company, as well as undertaking certain franchisor responsibilities, the area franchisee receives from 50% to 66-2/3% of the initial franchise fee, service fees and other revenues, as defined, for new franchises granted. Such franchise agreements are typically for a ten-year term and are renewable for one additional ten-year term.

       The Company is also engaged in the wholesale business, providing product and services to its franchisees which it obtains from tour operators and cruise lines.

       Currently, the Company has 419 franchises operating in 41 U.S. states. Additionally, there are franchises in 21 countries.

       USE OF ESTIMATES

       The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                          GLOBAL TRAVEL NETWORK, L.L.C.
                          -----------------------------
              (A MAJORITY-OWNED SUBSIDIARY OF TRAVEL NETWORK, LTD.)
              -----------------------------------------------------
                          NOTES TO FINANCIAL STATEMENTS
                          -----------------------------
                 FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1997
                 ----------------------------------------------


1.     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

       RECOGNITION OF INCOME

       Franchise Fees

       Initial franchise fees due upon execution of a franchise agreement are recorded as notes receivable and deferred revenue. Deferred revenue is recognized as income when all material services and conditions required of the Company, prior to the opening of the franchised business, have been performed and substantial doubts of collectibility have been eliminated, usually upon receipt of payment (See Note 8).

       Travel Agency Revenue

       Revenues earned from the sales of travel products and services, where the travel provider is the credit card merchant of record, are recognized generally upon receipt and are recorded at the commission amount (See
       Note 8). Revenues earned from all other sales of travel and related products are recorded at their aggregate retail value when the sale takes place. Cancellations have historically not been material.

       Other

       Advertising, franchise service fees and other revenues are recognized as they become payable by the franchisee. Other revenue consists primarily of travel related income from the operation of a retail travel service, and certain earned commissions.

       Concentration of Credit Risk

       The Company is subject to credit risk through trade receivables and short-term investments. Credit risk with respect to trade receivables is minimized due to the Company's large customer base. Short-term investments are placed in a highly-rated mutual bond fund.

       FINANCIAL INSTRUMENTS

       The Company's financial instruments include cash, trade receivables and payables for which carrying amounts approximate fair value due to the relatively short maturity of these instruments. The carrying value of the Company's short-term investments approximates fair value based on quoted market prices. Management has determined that it would not be practicable to estimate the fair values of its long-term notes receivable.

       CASH AND CASH EQUIVALENTS

       Cash and cash equivalents include all highly liquid investments with original maturities, when purchased, of three months or less. Cash and equivalents included $6,032 of uninsured money market funds at December 31, 1998.

                          GLOBAL TRAVEL NETWORK, L.L.C.
                          -----------------------------
              (A MAJORITY-OWNED SUBSIDIARY OF TRAVEL NETWORK, LTD.)
              -----------------------------------------------------
                          NOTES TO FINANCIAL STATEMENTS
                          -----------------------------
                 FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1997
                 ----------------------------------------------


1.     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

       SHORT-TERM INVESTMENTS

       Short-term investments consist of a mutual bond fund which is classified as an "available-for-sale" security. At both December 31, 1998 and 1997, the carrying values approximated fair value.

       INVESTMENT IN AFFILIATE

       The Company's 25% investment in an affiliate is accounted for under the equity method; cost is increased or decreased by the Company's share of earnings or losses, less distributions and advances.

       PROPERTY, EQUIPMENT AND DEPRECIATION

       Property and equipment is stated at cost. Major expenditures for property and those which substantially increase useful lives are capitalized. Maintenance, repairs, and minor renewals are expensed as incurred. When assets are retired or otherwise disposed of, their costs and related accumulated depreciation are removed from the accounts and resulting gains or losses are included in income. Depreciation is provided by the straight-line method over the estimated useful lives of the assets.

       PROFIT SHARING PLAN

       In 1997, the Company adopted a defined contribution plan. All employees who have completed 1,000 hours of service during the plan year may participate. Contributions are accrued and paid out of the Company's current profits at the discretion of the Board of Directors of Travel Network. Employees may make voluntary contributions, subject to statutory limitations. The Company's contributions for 1998 and 1997 amounted to $37,719 and $26,134, respectively. A member of the Company is also the trustee of the plan.

       ADVERTISING COSTS

       The Company  expenses  all  advertising  costs as  incurred.  Advertising
       expense  was  $89,926  and   $151,687   for  the  years  1998  and  1997,
       respectively.

       INCOME TAXES

       Through March 31, 1998, the shareholders of Travel Network Ltd. elected to treat the Company as a small business corporation ("S" Corporation) for income tax purposes as provided in the Internal Revenue Code and the applicable state statutes. As such, the Company's income or loss and credits are passed through to the shareholders and combined with their other personal income and deductions to determine taxable income on their individual tax returns. Accordingly, no federal income taxes were provided. State income taxes were provided at lower "S" corporate rates.

       Federal and state income taxes, for the nine months ended December 31, 1998, have not been provided because the Company's income or loss and credits are passed through to the members and combined with their other personal income and deductions to determine taxable income on their individual income tax returns.

                          GLOBAL TRAVEL NETWORK, L.L.C.
                          -----------------------------
              (A MAJORITY-OWNED SUBSIDIARY OF TRAVEL NETWORK, LTD.)
              -----------------------------------------------------
                          NOTES TO FINANCIAL STATEMENTS
                          -----------------------------
                 FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1997
                 ----------------------------------------------



1.     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

       COMPREHENSIVE INCOME

       Effective January 1, 1998, the Company adopted the provisions of the Financial Accounting Standards Board's Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income" ("SFAS No. 130"). SFAS No. 130 establishes new rules for reporting and display of comprehensive income and its components. Comprehensive income is the same as net income for 1998. The financial statements for 1997 are not effected by the adoption of SFAS No. 130.

       SEGMENT INFORMATION

       Effective January 1, 1998, the Company adopted the Financial Accounting Standards Board's Statement of Financial Accounting Standards No. 131, "Disclosures about Segments of an Enterprise and Related Information" (SFAS No. 131). SFAS No. 131 superseded FASB No. 14, "Financial Reporting of Segments of a Business Enterprise. "SFAS No. 131" establishes standards for the way that business enterprises report information about operating segments in annual financial statements and requires that those enterprises report selected information about operating segments in interim financial reports. SFAS No. 131 also establishes standards for related disclosure about products and services, geographic areas, and major customers.

       Based on the Company's evaluation of the requirements of SFAS No. 131, management believes that the Company operates in one business segment, the franchising of travel products and services agencies.

2.     PROPERTY AND EQUIPMENT

       Major classes of property and equipment consist of the following:

                                                        estimated useful
                                                          life - years
                                                        ------------------

       Fixtures and store equipment                            5-7             $     75,781
       Less:   Accumulated depreciation                                              22,132
                                                                                 -----------

              Net property and equipment                                       $     53,649
                                                                                 ===========

       The depreciation and amortization expense for 1998 and 1997 was $8,263 and $2,660, respectively.

3.     RELATED PARTY TRANSACTIONS

       The Company pays commissions to a company owned by the principal shareholder of Travel Network, Ltd. The expense totaled approximately $42,000 and $73,000 for the years ended December 31, 1998 and 1997, respectively.

                          GLOBAL TRAVEL NETWORK, L.L.C.
                          -----------------------------
              (A MAJORITY-OWNED SUBSIDIARY OF TRAVEL NETWORK, LTD.)
              -----------------------------------------------------
                          NOTES TO FINANCIAL STATEMENTS
                          -----------------------------
                 FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1997
                 ----------------------------------------------



4.     INVESTMENT IN AND ADVANCES TO AFFILIATE

       During  1998,  the  Company  acquired a 25%  interest  in Travel  Network
       On-Line L.L.C. Summariz-ed financial information (unaudited) for the Company's investment at December 31, 1998, is set forth below:

       Condensed Balance Sheet
       Current Assets                                  $   135,711
       Current Liabilities                                   4,738
                                                      ------------

           Members' Equity                                                 $   130,973
                                                                            ==========

       Condensed Income Statement

       Revenues and Investment Income                      305,094
       General and Administrative Expenses                 301,921
                                                        ----------

           Net income                                                      $     3,173
                                                                            ==========


5.     COMMITMENTS AND CONTINGENCIES

       Leases

       The Company is obligated under two office leases expiring April 30, 2002, for minimum annual rentals, currently at $47,470, plus increases based upon real estate taxes and operating costs.

       In addition, the Company has entered into two-year lease agreements with Wal-Mart Stores, Inc. for forty-one locations. The Company is obligated to pay approximately $50,200 per month in the aggregate. The Company has also entered into sub-lease agreements with some of its franchisees at certain of these Wal-Mart locations with payment terms approximating the Company's obligation under its lease. The Company may renew the leases for one three-year and one five-year period.

       The following is a summary of rental expense (included in general and administrative expenses) under all operating leases:

                                                     1998                1997
                                                  ----------          ----------

       Minimum rentals                           $   664,000         $   272,000
       Less:  Sublease rentals                       535,164             258,023
                                                  ----------          ----------
                                                 $   128,836        $     13,977
                                                  ==========         ===========

                          GLOBAL TRAVEL NETWORK, L.L.C.
                          -----------------------------
              (A MAJORITY-OWNED SUBSIDIARY OF TRAVEL NETWORK, LTD.)
              -----------------------------------------------------
                          NOTES TO FINANCIAL STATEMENTS
                          -----------------------------
                 FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1997
                 ----------------------------------------------

5.     COMMITMENTS AND CONTINGENCIES (CONTINUED)

       Leases (Continued)

       Minimum future rental payments under non-cancelable operating leases having remaining terms in excess of one year as of December 31, 1998 are as follows:

              1999                                      $   618,000
              2000                                          374,000
              2001                                           74,400
              2002                                            9,430
                                                       ------------
                                                         $1,075,830

       The minimum future rentals have not been reduced by approximately $1,040,000 of sublease rentals to be received in the future under non-cancelable subleases.

       Legal Proceedings

       The Company is involved in legal proceedings incurred in the normal course of business. At December 31, 1998 there were no proceedings that, in the opinion of management would have a material effect on the financial position of the Company if adversely decided.

       Year 2000

       The Company recognizes the need to ensure its operations will not be adversely impacted by year 2000 computer system failures. The Company is still in the process of identifying and evaluating the risks associated with its financial and operational systems. The Company is also in the process of obtaining information from its customers, suppliers and others as to the status of their exposure to year 2000 problems. The total cost of compliance and its effect on the Company's future results of operations has not yet been determined.

6.     SUBSEQUENT EVENTS

       (a) Sale of Membership Interest


       In March 1999, the Company, with the approval of its members, sold 500,000 units of the Company to Liberty Travel, a major travel agency chain, for $250,000. In connection therewith, the Company received an option from the buyer to reacquire the units for $250,000 plus a premium designed to return to the investor a 10% per annum return. The option expires 30 months from March 1999. Subsequently, in July 1999 the option was assigned to all of the Company's shareholders, except for Liberty Travel.

       (b) Merger with Playorena, Inc.

       The Company, Playorena, Inc. ("Playorena"), an inactive publicly traded company, and Playorena Acquisition Corp. ("PAC"), a wholly owned subsidiary of Playorena entered into an Agreement and Plan of Reorganization dated July 27, 1999, which was amended on September 17, 1999 (the "Merger"). Immediately prior to the Merger, and in connection therewith, the shareholders of Playorena approved a .027533 for 1 reverse stock split (the "reverse split"), which resulted in there being 294,694 Playorena common shares outstanding. The Agreement provided for the conversion of the Company's membership interest into a total of 5,063,379 Playorena common shares, including 132,292 common shares reserved for issuance upon exercise of certain Company stock purchase warrants assumed by Playorena. The stock purchase warrants are exercisable at $.01 per share and expire in March 31, 2003. In addition, pursuant to the Merger agreements, PAC merged with and into the Company, with the Company the surviving corporation and a wholly owned subsidiary of Playorena. Shortly after the completion of the transaction discussed above, Playorena changed its name to Etravnet.Com, Inc.

                          GLOBAL TRAVEL NETWORK, L.L.C.
                          -----------------------------
              (A MAJORITY-OWNED SUBSIDIARY OF TRAVEL NETWORK, LTD.)
              -----------------------------------------------------
                          NOTES TO FINANCIAL STATEMENTS
                          -----------------------------
                 FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1997
                 ----------------------------------------------



7.     PRO FORMA INFORMATION (UNAUDITED)

       In connection with the transactions discussed in Note 6, the Company will be subject to federal, state and local income taxes with respect to taxable income (if any) subsequent to the merger. The pro forma effect of the change in the Company's income tax status on the historical results of operations is disclosed in the accompanying statements of income.

       The pro forma provision for income taxes reflects federal, state and local income taxes which would have been required if the Company had operated as a taxpaying entity in the respective periods.

       Additionally, as a result of the transactions discussed in Note 6, the Company's members will be issued 4,931,087 shares of Playorena common stock in exchange for their membership interests. After the issuance, these shareholders will control approximately 94.4% of Playorena's issued and outstanding common shares. In connection with the merger, certain warrants enabling the holders to acquire membership interests in the Company that were originally granted in connection with the Company's capital raising activities in 1998 and 1999, were exchanged for stock purchase warrants which provide for the acquisition of 132,292 Playorena common shares for $.01 per share and 88,195 common shares for $4.00 per share. The warrants are exercisable until March 31, 2003. Net earnings are divided by the weighted average number of common shares outstanding during the years to calculate basic earnings per share. Diluted net earnings per share are calculated to give effect to dilutive common stock warrants outstanding.

8.     REVISIONS TO PREVIOUSLY ISSUED FINANCIAL STATEMENTS

       Subsequent to the issuance of the Company's financial statements, management became aware that certain revenues earned from the sales of travel products and services, where the travel provider was the credit card merchant of record, were erroneously recorded at their aggregate retail value upon booking and the related aggregate wholesale costs of such sales and services were charged to income. Such transactions should have been recorded at the commission amount as travel agency revenues. Accordingly, both travel agency revenues and operating expenses were reduced by $2,900,780 for 1998 and $1,062,847 for 1997. In addition, notes receivable and deferred revenue, recorded in connection with franchise agreements, were each reduced by $456,670 as of December 31, 1998. The above revisions had no effect on the previously reported net income for 1998 or 1997.




  No dealer,  salesperson or other individual has been authorized
  to give  any  information  or to make any  representations  not                        Selling Shareholders May
  contained in this  prospectus in  connection  with the Offering                    Be Selling Up to 1,382,780 Shares
  covered   by  this   prospectus.   If  given   or  made,   such                             Of Common Stock
  information  or  representation  must  not be  relied  upon  as having been  authorized by the Company.  This  prospectus  does not  constitute  as an offer to sell, or a  solicitation  of an offer to buy, the common stock in any  jurisdiction  where,  or to any  person to whom,  it is  unlawful  to make such offer or solicitation.  Neither the delivery of this  prospectus nor any sale made hereunder shall, under any  circumstances,  create an implication  that  there  has not been any  change in the facts set forth in this  prospectus  or in the affairs of the Company since the date hereof.










                                                                                            ETRAVNET.COM, INC.

                                                                                                PROSPECTUS
                         TABLE OF CONTENTS


    Descriptive Title                            Page

    Prospectus Summary..............................3
    Executive Summary...............................3                                      January ____, 2001
    Selling Shareholders............................4
    Plan of Distribution............................6
    Risk Factors....................................6
    Certain Relationships and Related
         Transactions..............................14
    Fiduciary Responsibility of Management.........15
     The Business..................................15
    Management.....................................23
    Capitalization.................................26                   Until  January ___,  2001 (25 days after the date  hereof),
    Dilution.......................................26                   all  dealers  effecting   transactions  in  the  registered
     Dividends and Distributions...................26                   securities,   whether   or  not   participating   in   this
    Description of Securities......................27                   distribution,  may be required to deliver a current copy of
    Legal Matters..................................28                   this prospectus.  This delivery  requirement is in addition
    Where You Can Find More Information............28                   to the  obligation of dealers to deliver a prospectus  when
    Incorporation by Reference.....................29                   acting as  underwriters  and with  respect to their  unsold
    Appendix I (Financial Statements).............I-1                   allotments or subscriptions.


                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24.      Indemnification of Directors and Officers

          Reference is made to "Fiduciary Responsibility of our Management" and "Description of Capital Stock" contained in the prospectus relating to the indemnification of our officers, directors, stockholders, employees and affiliates. We are prohibited from indemnifying its affiliates for liabilities resulting from violations or alleged violations of the Securities Act of 1933 or any state securities laws in connection with the issuance or sale of the shares of common stock, except in the case of successful defense of an action in which such violations are alleged, and then only if a court approves such indemnification after being appraised of relevant regulatory positions on indemnification.

          Specifically, each of our directors or officers will be indemnified against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the director or officer in connection with the defense or settlement of any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, in which he is involved by reason of the fact that he is or was on of our directors or officers; such indemnification, of course, is conditioned upon such officer or director having acted in good faith and in a manner that he reasonably believed to be in or not opposed to our best interest and, with respect to any criminal action or proceeding, if he had no reasonable cause to believe that his conduct was unlawful. If, however, any threatened, pending or completed action, suit or proceeding is by or for us, our director or officer shall not be indemnified in respect to any claim, issue or matter as to which he is adjudged to be liable to us unless a court determines otherwise.

          Moreover, our Certificate of Incorporation provides that none of our directors shall be personally liable to us or any of our shareholders for monetary damages for any breach of fiduciary duty as a director, except with respect to: (i) any breach of the director's duty of loyalty to us or its shareholders; (ii) for acts or omissions that are not in good faith or involve intentional misconduct or a knowing violation of the law; (iii) violation of the Uniform Securities Act; or (iv) for any transaction from which the director derived an improper personal benefit. In addition, such Certificate of Incorporation authorizes us to indemnify any person to the fullest extent permitted by The Code.

Item 25.      Other Expenses of Issuance and Distribution. *

          The following table sets forth an itemized statement of all cash expenses in connection with the issuance and distribution of the securities being registered:


SEC registration fee                                   $1,551.47
Blue sky fees and expenses*                             3,500.00
Printing and related costs*                               750.00
Legal fees                                             25,000.00
Accounting fees and expenses*                           3,000.00
Transfer Agent's fees                                      -0-
Miscellaneous*                                         $1,198.53
                                                        --------
TOTAL                                                 $35,000.00**
                                                       =========
*  Estimated.
** Expenses will be the same irrespective of the number of shares actually sold by selling shareholders.

                                     SB-2-1

Item 26.      Recent Sales of Unregistered Securities.

         In February 2000, we purchased approximately $2,000,000 of cable television advertising time in various television markets located throughout the U.S. In return, we issued 207,289 shares of our common stock to Ipex, Ltd. in exchange for our arranging and scheduling the placement of company ads in a forthcoming media campaign. We claimed the exemption from registration in connection with the private placement offering provided under Section 4(2) of the Securities Act of 1933 and Rule 505 thereunder.

         Beginning July 11 thought its initial closing October 18, 2000, we sold 143,497 units which consist of two shares and one warrant. These preferred shares have voting rights on an as-converted basis, are entitled to receive a 7% cumulative annual dividend (payable quarterly) and have standard anti-dilution rights, including additional shares to be issued in the event that we issue additional securities at prices below the then applicable conversion price. These preferred shares will be converted, subject to adjustment, into two (2) of our common shares once (i) the price of our common stock equals or exceeds 200% of the then-applicable conversion price (currently $3.50) for twenty (20) consecutive trading days; (ii) our common stock is listed for trading on the NASDAQ National Market System or SmallCap Market for at least 90 days; and (iii) the conversion shares are registered for resale with the SEC. To facilitate that process, we have filed this registration statement for filing with the SEC to qualify the underlying conversion shares for freely tradable status. The preferred shares, until they are converted into the underlying conversion shares, have standard anti-dilution rights and have a liquidation preference $7.00 (subject to adjustment, plus accrued but unpaid dividends) in all assets remaining after payment of liabilities. We claimed the exemption from registration in connection with the private placement offering provided under
Section 4(2) of the Securities Act of 1933 and Rule 505 thereunder.

         Purchasers of the preferred shares described above will have Warrants for one (1) underlying share of common stock exercisable at $10.00 per share. Upon exercise at any time before three (3) years following their respective closing, the underlying shares of common stock will be restricted but voting in character. Such Warrants have "piggy-back" registration rights to include the Warrant shares underlying such Warrants in certain later Company registration statement(s) and have cashless exercise provisions until such time as the shares underlying the Warrants are registered for resale under the Securities Act. The Warrants, until the earlier of their exercise or termination, have standard anti-dilution rights. We claimed the exemption from registration in connection with the private placement offering provided under Section 4(2) of the Securities Act of 1933 and Rule 505 thereunder.

         We have granted to Crescent Consulting Group, Ltd., an outside consulting firm, warrants to acquire certain of our securities. The terms and conditions of these warrants are the subject of a Warrant Agreement (and warrants) executed by and between us and the consulting firm. As of the date of this prospectus, warrants exercisable at $4.00 into 88,195 shares remain outstanding. We claimed the exemption from registration in connection with the private placement offering provided under Section 4(2) of the Securities Act of 1933 and Rule 505 thereunder.

         We have entered into a software license agreement with Taurus TeleSYS, Inc. and issued two sets of warrants totaling 217,000 shares at $5.00 per share expiring on December 27, 2004. No warrants have been exercised to date. We claimed the exemption from registration in connection with the private placement offering provided under Section 4(2) of the Securities Act of 1933 and Rule 505 thereunder.

Item 27.      Exhibits And Financial Statement Schedules.

(a)(1)   Financial Statements -- Included in Prospectus:

         Condensed   Consolidated   Balance  Sheet  as  of  September  30,  2000
         (unaudited) and 1999

         Condensed Consolidated Statements of Operations for the nine and three months ended September 30, 2000 and 1999 (unaudited).

                                     SB-2-2

         Condensed Consolidated Statement of Cash flows for the nine months ended September 30, 2000 and 1999 (unaudited).

         Notes to Financial Statements.

(a)(2) Included Separately from Prospectus: Consent of Independent Public Accountants. (See Exhibit 23.2 below.)

         Other than the Financial Data Schedule, no schedules are included for the reason that all required information is contained in the financial statements included in the Prospectus.

(b)      Exhibits:

     *   3.1.1    Certificate of Incorporation.
     *   3.1.2    Certificates of Amendment to the Certificate of Incorporation.
     *   3.2      Bylaws.
         3.3      Form of Common Stock Certificate.
         3.4      Form of Preferred Stock Certificate.
     *   5.1      Opinion of Counsel as to the legality of the Shares.
     *   10.1     Employment Agreement between us and Michael J. Brent.
     *   10.2     Combination Uniform Franchise Offering Circular (and
                  associated  exhibits)  published March 1999 pursuant to U.S.
                  Federal Trade Commission Rules.
     **  10.3     Form 10-KSB Annual Report for the fiscal year ended
                  December 31, 1999.
     **  10.4     Form 10-QSB Quarterly Reports for the fiscal quarters ended
                  March 31 and June 30, 2000
     **  10.5     Form 10.
     *   10.6     Form of Stock Option Agreement between us and certain
                  employees and service providers.
     *   10.7     Form of Stock Option Agreement between us and Jay Haft.
     *   10.8     Warrant Agreements  between us and Taurus Telesys, Inc. for the purchase of 100,000 shares.
     *   10.9     Warrant Agreements between us and Taurus Telesys, Inc.for the purchase of  117,000 shares.
         23.1     Consent of Counsel (Duncan, Blum & Associates).
         23.2     Consent of Auditors (Israeloff, Trattner & Co., CPAs, P.C.).

  * These exhibits were included in the October 24, 2000 Form S-3 Registration Statement filed pursuant to the Securities Act of 1933, are not filed herewith and are hereby incorporated by reference.

** These exhibits have previously been filed pursuant to Section 12(g) of the Securities Exchange Act of 1934, are not filed herewith, and are hereby incorporated by reference.

Item 28.      Undertakings

A.       Certificates:  Inapplicable

B.       Rule 415 Offering
         We, the undersigned hereby undertake:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to: (i) include any prospectus required by Section 10(a) (3) of the Securities Act of 1933 (the "1933 Act"); (ii) reflect in the Prospectus any facts or events which, together, represent a fundamental change in the information in the Registration Statement; and (iii) include any additional or changed material information on the plan of distribution.

                                     SB-2-3

         (2) For determining liability under the 1933 Act, treat each post-effective amendment as a new Registration Statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

         (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

C.       Request for Acceleration of Effective Date

         We may elect to request acceleration of the effective date of the Registration Statement under Rule 461 of the 1933 Act.

D.       Indemnification

         Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable.

         In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by one of our directors, officers or controlling persons in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

E.       Rule 430A

         We will, for determining any liability under the Act, treat the information omitted from the form of Prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in the form of a Prospectus filed by us under Rule 424(b) (1) or (4) or 497(h) under the Act as part of this Registration Statement as of the time the Commission declared it effective.

                                     SB-2-4

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, we certifiy that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Pre-Effective Amendment No. 2 to the Form S-3 Registration Statement to be signed on its behalf by the Undersigned, thereunto duly authorized, in the City of Englewood Cliffs, State of New Jersey, on the 3rd day of January 2001.

                         ETRAVNET.COM, Inc.

                        By:  /s/ Michael Y. Brent
                        Michael Y. Brent, Chairman, Chief Executive Officer and Secretary

         Pursuant to the requirements of the of the Securities Act of 1933, this Pre-Effective Amendment to the Form S-3 Registration Statement has been signed below by the following persons in their respective capacity as our officer and/or director on the date indicated.

Signatures/Title                                                Date

/s/ Michael Y. Brent                                            January 3,  2001
-------------------
Michael Y. Brent, Chairman, Chief Executive Officer
and Secretary

/s/ Stephanie Abrams                                            January 3,  2001
--------------------
Stephanie Abrams, Executive Vice President

/s/ Derek J. Brent                                              January 3,  2001
------------------
Derek J. Brent, Director, Treasurer and Vice President/Sales

/s/ Harold Kestenbaum                                           January 3,  2001
---------------------
Harold Kestenbaum, Director

                                     SB-2-5